Exhibit 4.1

                                                                  EXECUTION COPY
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                            BANC ONE ABS CORPORATION,
                                  as Depositor,


                                 BANK ONE, N.A.,
                                  as Servicer,



                                       and



                              THE BANK OF NEW YORK,
                                   as Trustee


                            ------------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of May 31, 1999

                            ------------------------


                         HELOC Asset-Backed Certificates

                                  Series 1999-1

================================================================================



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                                TABLE OF CONTENTS

                                                                            Page



                                    ARTICLE I
                                   Definitions

Section 1.01.   Definitions....................................................1

Section 1.02.   Interest Calculations.........................................19

                                   ARTICLE II

               Conveyance of Mortgage Loans; Original Issuance of
                      Investor Certificates; Tax Treatment

Section 2.01.   Conveyance of Mortgage Loans; Retention of Obligation to
                Fund Advances Under Credit Line Agreements....................19

Section 2.02.   Acceptance by Trustee; Retransfer of Mortgage Loans...........22

Section 2.03.   Representations and Warranties Regarding the Servicer.........24

Section 2.04. Assignment of Representations and Warranties of the Sellers Regarding the Mortgage Loans; Retransfer of Certain
                Mortgage Loans................................................25

Section 2.05.   Covenants of the Depositor....................................27

Section 2.06.   Retransfers of Mortgage Loans at Election of the Holder of
                the Transferor Interest.......................................28

Section 2.07.   Execution and Authentication of Investor Certificates.........29

Section 2.08.   Tax Treatment.................................................29

Section 2.09.   Representations and Warranties of the Depositor...............30

                                   ARTICLE III
                 Administration and Servicing of Mortgage Loans

Section 3.01.   The Servicer..................................................30

Section 3.02.   Collection of Certain Mortgage Loan Payments..................32

Section 3.03.   Withdrawals from the Collection Account.......................34

Section 3.04.   Maintenance of Hazard Insurance; Property Protection Expenses.34

Section 3.05.   Assumption and Modification Agreements........................35

Section 3.06.   Realization Upon Defaulted Mortgage Loans.....................35

Section 3.07.   Trustee to Cooperate..........................................36

Section 3.08.   Servicing Compensation; Payment of Certain
                Expenses by Servicer..........................................36

Section 3.09.   Annual Statement as to Compliance.............................37

Section 3.10.   Annual Servicing Report.......................................37


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                                TABLE OF CONTENTS
                                   (continued)
                                                                           Page


Section 3.11.   RESERVED......................................................37

Section 3.12.   Access to Certain Documentation and Information
                Regarding the Mortgage Loans..................................37

Section 3.13.   Maintenance of Certain Servicing Insurance Policies...........38

Section 3.14.   Reports to the Securities and Exchange Commission.............38

Section 3.15.   Tax Returns...................................................38

Section 3.16.   Information Required by the Internal Revenue Service
                Generally and Reports of Foreclosures and Abandonments
                of Mortgaged Property.........................................39

                                   ARTICLE IV
                              Servicing Certificate

Section 4.01.   Servicing Certificate.........................................39

Section 4.02.   Claims upon the Policy; Policy Payments Account...............42

Section 4.03.   Spread Account................................................43

Section 4.04.   Effect of Payments by the Credit Enhancer; Subrogation........44

Section 4.05.   Reallocated Investor Principal Collections....................45

                                    ARTICLE V
   Payments and Statements to Certificateholders; Rights of Certificateholders

Section 5.01.   Distributions.................................................45

Section 5.02.   Calculation of the Investor Certificate Rate..................47

Section 5.03.   Statements to Certificateholders..............................48

Section 5.04.   Rights of Certificateholders and holder of the
                Transferor Interest...........................................49

                                   ARTICLE VI
                                The Certificates

Section 6.01.   The Certificates..............................................49

Section 6.02.   Registration of Transfer and Exchange of Investor
                Certificates; Appointment of Registrar........................50

Section 6.03.   Mutilated, Destroyed, Lost or Stolen Certificates.............52

Section 6.04.   Persons Deemed Owners.........................................52

Section 6.05.   Restrictions on Transfer of Transferor Interest...............53

Section 6.06.   Appointment of Paying Agent...................................54

Section 6.07.   Acceptance of Obligations.....................................55


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                                   ARTICLE VII
                   The Servicer, the Seller and the Depositor

Section 7.01.   Liability of the Servicer and the Depositor...................55

Section 7.02.   Merger or Consolidation of, or Assumption of the
                Obligations of, the Servicer or the Depositor; Assignment of
                Servicing to an Affiliate.....................................55

Section 7.03.   Limitation on Liability of the Servicer and Others............55

Section 7.04.   Servicer Not to Resign........................................56

Section 7.05.   Delegation of Duties..........................................56

Section 7.06.   Indemnification of the Trust by the Servicer..................57

Section 7.07.   RESERVED......................................................57

Section 7.08.   Limitation on Liability of the holder of the
                Transferor Interest...........................................57

                                  ARTICLE VIII
                              Servicing Termination

Section 8.01.   Events of Servicing Termination...............................57

Section 8.02.   Trustee to Act; Appointment of Successor......................59

Section 8.03.   Notification to Certificateholders............................60

                                   ARTICLE IX
                                   The Trustee

Section 9.01.   Duties of Trustee.............................................60

Section 9.02.   Certain Matters Affecting the Trustee.........................62

Section 9.03.   Trustee Not Liable for Certificates or Mortgage Loans.........63

Section 9.04.   Trustee May Own Certificates..................................64

Section 9.05.   Servicer to Pay Trustee's Fees and Expenses;
                Servicer to Indemnify.........................................64

Section 9.06.   Eligibility Requirements for Trustee..........................64

Section 9.07.   Resignation or Removal of Trustee.............................64

Section 9.08.   Successor Trustee.............................................65

Section 9.09.   Merger or Consolidation of Trustee............................66

Section 9.10.   Appointment of Co-Trustee or Separate Trustee.................66

Section 9.11.   Limitation of Liability.......................................67

Section 9.12.   Trustee May Enforce Claims Without Possession
                of Certificates...............................................67

Section 9.13.   Suits for Enforcement.........................................67

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                                TABLE OF CONTENTS
                                   (continued)
                                                                           Page


                                    ARTICLE X
                                   Termination

Section 10.01.  Termination...................................................68

                                   ARTICLE XI
                            Rapid Amortization Events

Section 11.01.  Rapid Amortization Events.....................................70
Section 11.02.  Additional Rights Upon the Occurrence of Certain Events.......71

                                   ARTICLE XII
                            Miscellaneous Provisions

Section 12.01.  Amendment.....................................................73

Section 12.02.  Recordation of Agreement......................................74

Section 12.03.  Limitation on Rights of Investor Certificateholders...........75

Section 12.04.  Governing Law.................................................76

Section 12.05.  Notices.......................................................76

Section 12.06.  Severability of Provisions....................................76

Section 12.07.  Assignment....................................................76

Section 12.08.  Investor Certificates Nonassessable and Fully Paid............76

Section 12.09.  Third-Party Beneficiaries.....................................76

Section 12.10.  Counterparts..................................................77

Section 12.11.  Effect of Headings and Table of Contents......................77

Section 12.12.  Insurance Agreement...........................................77



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                                TABLE OF CONTENTS
                                   (continued)
                                                                           Page





EXHIBITS


Exhibit A         Form of Investor Certificate                              A-1
Exhibit B         Form of Transferor Interest                               B-1
Exhibit C         Mortgage Loan Schedule                                    C-1
Exhibit D         Letter of Representations                                 D-1
Exhibit E         Form of Investor Letter                                   E-1
Exhibit F         Request for Release                                       F-1

This Pooling and Servicing Agreement, dated as of May 31, 1999, among Banc One ABS Corporation, as Depositor (the "Depositor"), Bank One, N.A., as Servicer (the "Servicer"), and The Bank of New York, as Trustee (the "Trustee"),


                         W I T N E S S E T H  T H A T:

     In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

     Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accelerated Principal Distribution Amount: With respect to any Distribution Date, the amount, if any, required to reduce the Investor Certificate Principal Balance (after giving effect to the distribution of all other amounts actually distributed on the Investor Certificates on such Distribution Date) so that the Invested Amount immediately following such Distribution Date exceeds the Investor Certificate Principal Balance (as so reduced) by the Required Overcollateralization Amount.

     Additional Balance: With respect to any Mortgage Loan and any date of determination, the principal balance of any Draw, which is conveyed to the Trust pursuant to Section 2.01(a).

     Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

     Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     Alternative Principal Payment: With respect to any Distribution Date, the amount (but not less than zero) equal to Principal Collections for such Distribution Date minus the aggregate Draws made during the related Collection Period.

     Appointment Day: As defined in Section 11.02.

     Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction.

     Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

     BIF: The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

     Billing Cycle: With respect to any Mortgage Loan, the calendar month ending on the day that is 25 days prior to the related Due Date.

     Book-Entry Certificate: Any Investor Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or Ohio are required or authorized by law to be closed.

     Certificate Owner: The Person who is the beneficial owner of a Book-Entry Certificate.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 6.02.

     Certificateholder or Holder: The Person in whose name an Investor Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agreement, (x) any Investor Certificate registered in the name of the Servicer, or any Person known to a Responsible Officer to be an Affiliate of either the Depositor or the Servicer and (y) any Investor Certificate for which the Servicer, or any Person known to a Responsible Officer to be an Affiliate of either the Servicer or the Depositor is the Certificate Owner shall be deemed not to be outstanding (unless to the knowledge of a Responsible Officer (i) the Servicer or the Depositor or such Affiliate is acting as trustee or nominee for a Person who is not an Affiliate of the Servicer or the Depositor and who makes the voting decision with respect to such Investor Certificate or (ii) the Servicer or the Depositor or such Affiliate is the Certificate Owner of all the Investor Certificates) and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained.

     Closing Date: June 23, 1999.

     Code: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

     Collection Account: The custodial account or accounts created and maintained for the benefit of the Investor Certificateholders and the Credit Enhancer pursuant to Section 3.02(b).



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     Collection Period: With respect to any Distribution Date (other than the first Distribution Date) and any Mortgage Loan, the calendar month preceding such Distribution Date. With respect to the first Distribution Date, the period beginning on the day immediately following the Cut-Off Date and ending on June 30, 1999.

     Combined Loan-to-Value Ratio: With respect to any Mortgage Loan as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the Credit Limit as of origination and (ii) the outstanding principal balance of any senior mortgage loan as of the origination of such Mortgage Loan, and the denominator of which is the value for the related Mortgaged Property determined at origination of such Mortgage Loan, based on appraised value or other acceptable valuation method in accordance with the applicable Seller's underwriting guidelines.

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate business shall be administered, which office on the Closing Date is located at 101 Barclay Street, Floor 12E, New York, New York 10286, Attention: Franklin Austin.

     Credit Enhancement Draw Amount: As to any Distribution Date, an amount equal to the sum of (x) the amount by which the amount to be distributed to Investor Certificateholders on such Distribution Date pursuant to Section 5.01(a)(ii) exceeds the amount of Investor Interest Collections, Reallocated Investor Principal Collections and amounts deposited from the Spread Account on deposit in the Collection Account on the Business Day preceding such Distribution Date plus (y) the Guaranteed Principal Distribution Amount for such Distribution Date plus (z) any Preference Claim for such Distribution Date.

     Credit Enhancer: MBIA Insurance Corporation, a New York domiciled insurance company, or any successor thereto.

     Credit Enhancer Default: The failure by the Credit Enhancer to make a payment required under the Policy in accordance with the terms thereof.

     Credit Limit: With respect to any Mortgage Loan, the maximum Principal Balance permitted under the terms of the related Credit Line Agreement.

     Credit Limit Utilization Rate: With respect to any Mortgage Loan, the percentage equivalent of a fraction the numerator of which is the Cut-Off Date Principal Balance of such Mortgage Loan, and the denominator of which is the related Credit Limit.

     Credit Line Agreement: With respect to any Mortgage Loan, the related credit line account agreement executed by the related Mortgagor and any amendment or modification thereto.

     Custodial Agreement: Any Custodial Agreement between any Custodian and the Trustee relating to the custody of the Mortgage Loans and the Related Documents, which is reasonably acceptable in form and substance to the Credit Enhancer.



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

     Custodian: Any custodian appointed by the Trustee under a Custodial Agreement (subject to the approval of the Rating Agencies and the Credit Enhancer) to maintain all or a portion of the Mortgage Files pursuant to Section 2.01(b).

     Cut-Off Date: The close of business on May 31, 1999.

     Cut-Off Date Pool Balance: The Pool Balance calculated as of the Cut-Off Date.

     Cut-Off Date Principal Balance: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-Off Date.

     Cut-Off Date Weighted Average Gross Margin: 1.24%.

     Defective Mortgage Loan: A Mortgage Loan subject to retransfer pursuant to
Section 2.02 or 2.04.

     Definitive Certificates: As defined in Section 6.02(c).

     Depositor: Banc One ABS Corporation, or its successor in interest.

     Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of Investor Certificates evidencing $500,000,000 in initial aggregate principal amount of the Investor Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the UCC of the State of New York.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Determination Date: With respect to any Distribution Date, the third Business Day prior to such Distribution Date.

     Distribution Date: The twentieth day of each month, or if such day is not a Business Day, then on the next Business Day, commencing on July 20, 1999.

     Draw: With respect to any Mortgage Loan, an additional borrowing by the Mortgagor subsequent to the Cut-Off Date in accordance with the related Mortgage Note.

     Due Date: With respect to any Mortgage Loan, the day of the month (either the 5th, 10th, 15th, 20th or 25th) on which payments under such Mortgage Loan are due.

     Electronic Ledger: The electronic master record of home equity revolving credit line mortgage loans maintained by the Servicer or any Seller, as appropriate.

     Eligible Account: An account that is (i) maintained with a federal or state-chartered depository institution or trust company (a) whose commercial paper, short-term debt obligations or other short-term deposits are rated in the highest short-term rating category by each Rating

Agency if the deposits are to be held in the account for less than 30 days, and
(b) whose long-term unsecured debt obligations are rated at least "Aa3" by Moody's and at least "AA-" by Standard & Poor's if the deposits are to be held in the account for more than 30 days, (ii) a segregated trust account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 C.F.R. 9.10(b), that in either case has corporate trust powers, acting in its fiduciary capacity, including the Trustee, or an Affiliate of the Trustee in its fiduciary capacity or (iii) an account otherwise acceptable to each Rating Agency, as evidenced as of the Closing Date by delivery of a rating letter by each Rating Agency, and otherwise acceptable to the Credit Enhancer, as evidenced as of the Closing Date by delivery of the Policy by the Credit Enhancer and, thereafter, within 30 days of receipt of notice to each Rating Agency and to the Credit Enhancer of such deposit, by written consent of the Credit Enhancer.

     Eligible Affiliate Servicer: Any Affiliate of Bank One, N.A. to whom the Servicer assigns its rights and obligations hereunder, subject to approval by the Rating Agencies and the Credit Enhancer.

     Eligible Investment: One or more of the following:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof; provided that such obligations are backed by the full faith and credit of the United States;

          (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof; provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category (which is A-l+ for Standard & Poor's and P-1 for Moody's);

          (iii) certificates of deposit, time deposits and bankers' acceptances, each with an original maturity of not more than 90 days and, in the case of bankers' acceptances, an original maturity of no more than 365 days, of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities (including Bank One, N.A., or any Affiliate thereof), provided that the unsecured short-term debt obligations of such depository institution or trust company as of the date of acquisition thereof have been rated by each Rating Agency in its highest unsecured short-term debt rating category;

          (iv) commercial paper, with original maturities of not more than 270 days, of any corporation incorporated under the laws of the United States or any state thereof (including Bank One, N.A. or any Affiliate thereof) that as of the date of acquisition has been rated by each Rating Agency in its highest short-term debt rating category;

          (v) short-term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof


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

     (including Bank One, N.A., or any Affiliate thereof) that as of the date of acquisition have been rated by each Rating Agency in its highest applicable rating category;

          (vi) interests in any money market fund that, as of the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund, has a rating of Aaa by Moody's and either AAAm or AAAm-G by Standard & Poor's, or such lower rating as will not result in the qualification, downgrading or withdrawal of the then-current rating assigned to the Investor Certificates by each Rating Agency without regard to the Policy;

          (vii) other obligations or securities that, after notice by the Trustee to the Credit Enhancer and each Rating Agency, (A) are acceptable to the Credit Enhancer as an Eligible Investment hereunder as evidenced by a letter to such effect from the Credit Enhancer, (B) that will not result in a reduction in the then current rating of the Investor Certificates by each Rating Agency without regard to the Policy and (C) with respect to which the Servicer has received confirmation that, for tax purposes, the investment complies with the last clause of this definition; and

          (viii) in the case of amounts on deposit in the Spread Account only, in the commercial paper or other short-term debt obligation of Bank One, N.A. or any of its Affiliates; provided that the rating assigned to such commercial paper or other short-term debt obligation is at least "A-2" and "P-2" by Standard & Poor's and Moody's, respectively, and the long-term unsecured debt of Bank One, N.A. is rated at least "Baa2" and "BBB" by Moody's and Standard & Poor's, respectively, or such lower rating as is agreed to by the Rating Agencies as evidenced by a letter from each such Rating Agency;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument, and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

     Eligible Substitute Mortgage Loan: A Mortgage Loan substituted by the applicable Seller for a Defective Mortgage Loan that, as of the date of such substitution, (i) has an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance) approximately equal to any Transfer Deficiency relating to such Defective Mortgage Loan; (ii) has a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than l.0% higher than the Loan Rate of such Defective Mortgage Loan; (iii) has a Loan Rate based on the Index and has the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan; (iv) has a Gross Margin that is not less than the Gross Margin of the Defective Mortgage Loan and not more than l00 basis points higher than the Gross Margin of the Defective Mortgage Loan; (v) has a Mortgage of the same or higher level of priority as the Mortgage securing the Defective Mortgage Loan at the time such Mortgage was transferred to the Trust; (vi) has a remaining term to maturity not


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

more than six months earlier and not more than sixty months later than the remaining term to maturity of the Defective Mortgage Loan; (vii) complies with each representation and warranty set forth in Section 2.04 (deemed to be made as of the date of substitution); and (viii) has an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan. More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate and such substitution is approved in writing in advance by the Credit Enhancer. No Mortgage Loan may be substituted for a Defective Mortgage Loan on any date more than 120 days after the Closing Date.

     ERISA: Employee Retirement Income Security Act of 1974, as amended.

     Event of Servicing Termination: As defined in Section 8.01.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     Fiscal Agent: As defined in the Policy.

     Foreclosure Profit: With respect to any Liquidated Mortgage Loan, any amount by which (i) aggregate Net Liquidation Proceeds exceeds (ii) the related Principal Balance of such Liquidated Mortgage Loan immediately prior to the final recovery of Liquidation Proceeds, plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds.

     Gross Margin: With respect to any Mortgage Loan (other than any Locked Balance), the percentage set forth as the "Gross Margin" for such Mortgage Loan on Exhibit C hereto.

     Guaranteed Distribution: With respect to any Distribution Date, the sum of the (i) the Guaranteed Principal Distribution Amount and (ii) the amount to be distributed to Investor Certificateholders pursuant to Section 5.01(a)(ii) for such Distribution Date.

     Guaranteed Principal Distribution Amount: With respect to (i) any Distribution Date, other than the Distribution Date in July 2020, the amount by which the Investor Certificate Principal Balance (after giving effect to all distributions allocable to principal on the Investor Certificates on such Distribution Date, including without limitation any withdrawals from the Spread Account) exceeds the Invested Amount as of such Distribution Date and (ii) the Distribution Date in July 2020, the amount by which the outstanding Investor Certificate Principal Balance (after giving effect to all distributions allocable to principal on the Investor Certificates on such Distribution Date, including without limitation any withdrawals from the Spread Account) exceeds the aggregate amount on deposit in the Collection Account available to be distributed to the Investor Certificateholders pursuant to Section 5.01(b).

     HELOC Balance: With respect to any Mortgage Loan, the portion, if any, of the Principal Balance thereof subject to a variable Loan Rate.

     Index: With respect to each Mortgage Loan (other than any Locked Balance) and any Interest Rate Adjustment Date, the average weekly Bank Prime Loan Rate as published by the


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

Board of Governors of the Federal Reserve System in Statistical Release H.15 for the week that includes the 15th day of the related month.

     Insolvency Event: As defined in Section 11.02.

     Insurance Agreement: The insurance and reimbursement agreement dated as of the Closing Date among the Depositor, the Servicer, the Trustee and the Credit Enhancer, including any amendments and supplements thereto.

     Insurance Proceeds: Proceeds paid by any insurer (other than the Credit Enhancer) pursuant to any insurance policy covering a Mortgage Loan, or amounts required to be paid by the Servicer pursuant to the last sentence of Section 3.04, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

     Interest Collections: With respect to any Distribution Date, (i) all payments by or on behalf of Mortgagors and any other amounts constituting interest (including without limitation any portion of Insurance Proceeds and Net Liquidation Proceeds allocable to interest on the applicable Mortgage Loan) collected by the Servicer under the Mortgage Loans (excluding any fees (including annual fees) or late charges or similar administrative fees paid by Mortgagors) plus (ii) any gains and investment earnings from amounts on deposit in the Collection Account during the related Collection Period minus (iii) the Servicing Fee payable to the Servicer with respect to the related Collection Period. The portion of each payment with respect to a Mortgage Loan that constitutes principal or interest shall be determined in accordance with the terms of the related Credit Line Agreement.

     Interest Period: With respect to any Distribution Date, the period beginning on the preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) and ending on the day preceding such Distribution Date.

     Interest Rate Adjustment Date: With respect to any Mortgage Loan, the date on which the Loan Rate is adjusted in accordance with the related Credit Line Agreement.

     Invested Amount: With respect to any Distribution Date, an amount equal to the Original Invested Amount minus the sum of (i) the amount of Investor Principal Collections previously distributed to Investor Certificateholders and
(ii) any Investor Loss Amounts applied on prior Distribution Dates and not reimbursed.

     Investor Certificate: Any certificate executed and authenticated by the Trustee substantially in the form set forth in Exhibit A hereto.

     Investor Certificate Distribution Amount: With respect to any Distribution Date, the sum of all amounts to be distributed to the Holders of Investor Certificates pursuant to Article V and Article XI hereof.



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

     Investor Certificate Interest: With respect to any Distribution Date, interest for the related Interest Period at the applicable Investor Certificate Rate on the Investor Certificate Principal Balance as of the first day of such Interest Period (after giving effect to the distributions made on the first day of such Interest Period).

     Investor Certificate Principal Balance: With respect to any Distribution Date, (a) the Original Investor Certificate Principal Balance minus (b) the aggregate of amounts actually distributed as principal on the Investor Certificates.

     Investor Certificate Rate: With respect to each Interest Period, a per annum rate equal to the lesser of (i) the sum of (a) LIBOR as of the second LIBOR Business Day prior to the first day of such Interest Period plus (b) 0.26% per annum and (ii) the Net Funds Cap Rate for such Interest Period.

     Investor Certificateholder: The Holder of an Investor Certificate.

     Investor Fixed Allocation Percentage: 98%.

     Investor Floating Allocation Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Invested Amount at the close of business on the preceding Distribution Date (or on the Closing Date, in the case of the first Distribution Date), and the denominator of which is the Pool Balance, calculated as of the beginning of the related Collection Period.

     Investor Interest Collections: With respect to any Distribution Date, the product of (i) the Interest Collections for such Distribution Date and (ii) the Investor Floating Allocation Percentage for such Distribution Date.

     Investor Loss Amount: With respect to any Distribution Date, an amount equal to the product of (i) the Investor Floating Allocation Percentage for such Distribution Date and (ii) the aggregate of any Liquidation Loss Amounts for such Distribution Date.

     Investor Loss Reduction Amount: With respect to any Distribution Date, the portion, if any, of the Investor Loss Amount for such Distribution Date and all prior Distribution Dates that has not been distributed to Investor Certificateholders on such Distribution Date pursuant to Section 5.01(a)(iii) or 5.01(a)(iv) or by way of the Credit Enhancement Draw Amount.

     Investor Principal Collections: With respect to any Distribution Date, the Investor Fixed Allocation Percentage of Principal Collections in respect of such Distribution Date.

     LIBOR: With respect to any date, the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time on such date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by or at the direction of the Depositor after consultation with the Trustee), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR shall be LIBOR applicable to the preceding Interest Period.

     LIBOR Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the City of London, England are required or authorized by law to be closed.

     LIBOR Interest Carryover: With respect to any Distribution Date on or prior to the date on which the Principal Balance of the Certificates has been reduced to zero, if the Investor Certificate Rate is equal to the Net Funds Cap Rate, an amount equal to (i) the excess of (a) an amount equal to the Investor Certificate Interest for such Distribution Date calculated as set forth in the definition of Investor Certificate Rate, but without regard to the Net Funds Cap Rate proviso thereto, over (b) the amount of Investor Certificate Interest payable to the Investor Certificates on such Distribution Date at the Net Funds Cap Rate, plus (ii) the portion of the amount calculated pursuant to clause (i) remaining unpaid from prior Distribution Dates plus interest accrued thereon at the then applicable Investor Certificate Rate.

     Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 7.02 shall not be deemed to constitute a Lien.

     Lifetime Rate Cap: With respect to any Mortgage Loan in respect of which the related Mortgage Note provides for a lifetime rate cap, the maximum Loan Rate permitted over the life of such Mortgage Loan under the terms of the related Credit Line Agreement, as set forth on Exhibit C hereto.

     Liquidated Mortgage Loan: With respect to any Distribution Date, any Mortgage Loan with respect to which the Servicer has determined, in accordance with the servicing procedures specified herein, that all Liquidation Proceeds that it expects to recover with respect to the disposition of the related Mortgaged Property or the related REO have been recovered as of the end of the related Collection Period.

     Liquidation Expenses: Out-of-pocket expenses (exclusive of overhead) that are incurred by the Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, including, without limitation, legal fees and expenses, any unreimbursed expenditures pursuant to
Section 3.06 (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is senior to such Mortgage Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Mortgage Loan) with respect to the related Mortgage Loan and any related and unreimbursed expenditures with respect to real estate property taxes, water or sewer taxes, condominium association dues, property restoration or preservation or insurance against casualty, loss or damage.

     Liquidation Loss Amount: With respect to any Distribution Date and any Mortgage Loan that becomes a Liquidated Mortgage Loan during the related Collection Period, the unrecovered

Principal Balance thereof at the end of such Collection Period, after giving effect to the Net Liquidation Proceeds applied in reduction of such Principal Balance.

     Liquidation Proceeds: Proceeds (including Insurance Proceeds but not including amounts drawn under the Policy) received in connection with the liquidation of any Mortgage Loan or related REO, whether through trustee's sale, foreclosure sale or otherwise.

     Loan Rate: With respect to any Mortgage Loan and any date of determination, the variable per annum rate of interest applicable under the related Credit Line Agreement to the calculation of interest or, if the Lock Feature has been exercised, the resulting fixed per annum rate for such date.

     Lock Feature: An option available to a Mortgagor under a Credit Line Agreement that permits the Mortgagor to convert either the entire outstanding balance due or any portion thereof to a fixed rate closed-end loan.

     Locked Balance: With respect to any Mortgage Loan as to which the Lock Feature has been exercised, the portion of the Principal Balance thereof subject to a fixed Loan Rate.

     Managed Amortization Period: The period from the Closing Date to and including the Rapid Amortization Commencement Date.

     Maximum Principal Payment: With respect to any Distribution Date, the product of the Investor Fixed Allocation Percentage and an amount equal to the Principal Collections for such Distribution Date.

     Minimum Transferor Interest: With respect to any date of determination, an amount equal to the lesser of (a) 5% of the Pool Balance on such date and (b) the Transferor Principal Balance as of the Closing Date.

     Moody's: Moody's Investors Service, Inc., or its successor in interest.

     Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on a fee simple interest in real property securing a Mortgage Loan.

     Mortgage File: With respect to any Mortgage Loan, the file containing the mortgage documents listed in Section 2.01(b) pertaining to such Mortgage Loan and any additional documents required to be added to such file pursuant to this Agreement.

     Mortgage Loan Schedule: With respect to any date of determination, the schedule of Mortgage Loans included in the Trust on such date. The initial schedule of Mortgage Loans as of the Cut-Off Date is the schedule set forth herein as Exhibit C, which schedule sets forth as to each Mortgage Loan (i) the Cut-Off Date Principal Balance, separately indicating any Locked Balance and any HELOC Balance, (ii) the Credit Limit, (iii) the Gross Margin, (iv) the Lifetime Rate Cap, (v) the account number, (vi) the current Loan Rate, separately indicating the Loan Rates applicable to any Locked Balance and any HELOC Balance, (vii) the date of origination, (viii) the original term to maturity or maturity date, (ix) the State in which the Mortgaged

Property is located and (x) the related Seller. The Mortgage Loan Schedule will be deemed to be amended from time to time to reflect Additional Balances.

     Mortgage Loans: The mortgage loans that are transferred and assigned to the Trustee pursuant to Section 2.01(a), including all Additional Balances with respect thereto, together with the Related Documents, but exclusive of Mortgage Loans that are retransferred to the applicable Seller or the holder of the Transferor Interest from time to time pursuant to Section 2.02, 2.04 or 2.06. The mortgage loans originally so held are identified in the Mortgage Loan Schedule delivered on the Closing Date. The Mortgage Loans also shall include any Eligible Substitute Mortgage Loan substituted by the applicable Seller for a Defective Mortgage Loan pursuant to Section 2.02 or 2.04.

     Mortgage Note: With respect to a Mortgage Loan, the Credit Line Agreement pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgage.

     Mortgaged Property: The underlying property, including any real property and improvements thereon, securing a Mortgage Loan.

     Mortgagor: The obligor or obligors under a Credit Line Agreement.

     Net Funds Cap Rate: With respect to any Interest Period, a per annum rate equal to the weighted average of the Loan Rates on the Mortgage Loans as of the first day of the related Billing Cycle (or, in the case of the first Interest Period, the weighted average of the Loan Rates on the Mortgage Loans as of the Cut-Off Date), less 0.65% per annum (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the Collection Period commencing in the month in which such Interest Period commences and a year assumed to consist of 360 days).

     Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

     Officer's Certificate: A certificate signed by the President, an Executive Vice President, a Senior Vice President, a Vice President, an Assistant Vice President, the Treasurer, Assistant Treasurer, Controller or Assistant Controller of the Depositor or the Servicer, as the case may be, and delivered to the Trustee.

     Opinion of Counsel: A written opinion of counsel acceptable to the Trustee, who may be in-house counsel for the Depositor, a Seller or the Servicer (except that any opinion pursuant to Section 2.06, Section 7.04 or relating to taxation must be an opinion of independent outside counsel) and who, in the case of opinions delivered to the Credit Enhancer and the Rating Agencies, is reasonably acceptable to each such entity.

     Original Invested Amount: $500,000,000.

     Original Investor Certificate Principal Balance: $500,000,000.

     Overcollateralization Amount: With respect to any date of determination, the amount, if any, by which the Invested Amount exceeds the Investor Certificate Principal Balance on such date.

     Overcollateralization Release Amount: With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Amount exceeds the Required Overcollateralization Amount.

     Paying Agent: Any paying agent appointed pursuant to Section 6.06.

     Percentage Interest: With respect to any Investor Certificate, the percentage obtained by dividing the denomination of such Investor Certificate by the Original Investor Certificate Principal Balance.

     Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Policy: The financial guaranty insurance policy number 29531, dated as of the Closing Date, issued by the Credit Enhancer to the Trustee for the benefit of the Investor Certificateholders.

     Policy Payments Account: As defined in Section 4.02(b).

     Pool Balance: With respect to any date of determination, the aggregate Principal Balance of all Mortgage Loans as of such date.

     Pool Factor: With respect to any Distribution Date, the decimal, carried to seven places, obtained by dividing the Investor Certificate Principal Balance for such Distribution Date by the Original Investor Certificate Principal Balance.

     Preference Claim: As defined in Section 4.02(d).

     Premium Fee Rate: As defined in the Insurance Agreement.

     Principal Balance: With respect to any Mortgage Loan (other than a Liquidated Mortgage Loan) and any date of determination, the related Cut-Off Date Principal Balance, plus (i) any Additional Balances in respect of such Mortgage Loan, minus (ii) all collections credited as principal against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance of zero.

     Principal Collections: With respect to any Distribution Date, (i) all payments of principal by or on behalf of Mortgagors and any other amounts constituting principal (including but not limited to any portion of Insurance Proceeds or Net Liquidation Proceeds allocable to principal of the applicable Mortgage Loans collected by the Servicer under the Mortgage Loans during the related Collection Period, but excluding Foreclosure Profits) and (ii) any Transfer Deposit Amounts. The portion of each payment with respect to a Mortgage Loan that constitutes principal or interest shall be determined in accordance with the terms of the related Credit Line Agreement.

     Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of the Closing Date, among Bank One, N.A., Bank One, Arizona, N.A., Bank One, Colorado, N.A., Bank One, Illinois, N.A., Bank One, Indiana, N.A., Bank One, Kentucky, N.A., Bank One, Utah, N.A. and Bank One, Wisconsin, as Sellers, and the Depositor, as purchaser, with respect to the Mortgage Loans.

     Rapid Amortization Commencement Date: The earlier of (i) the date immediately following the June 2004 Distribution Date and (ii) the Distribution Date next succeeding the Collection Period in which a Rapid Amortization Event is deemed to occur pursuant to Section 11.01.

     Rapid Amortization Event: As defined in Section 11.01.

     Rapid Amortization Period: The period following the Managed Amortization Period until the termination of the Trust pursuant to Section 10.01.

     Rating Agency: Any statistical credit rating agency, or its successor, that rated the Investor Certificates at the request of the Depositor at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall mean such statistical credit rating agency or other comparable Person designated by the Depositor and the Credit Enhancer, notice of which designation shall be given to the Trustee. References herein to the highest short-term unsecured rating category of a Rating Agency shall mean P-1 in the case of Moody's and A-1+ in the case of Standard & Poor's and, in the case of any other Rating Agency, shall mean the rating such other Rating Agency deems equivalent to the foregoing ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "Aaa" in the case of Moody's and "AAA" in the case of Standard & Poor's and, in the case of any other Rating Agency, shall mean the rating such other Rating Agency deems equivalent to the foregoing ratings.

     Reallocated Investor Principal Collections: With respect to any Distribution Date, any Investor Principal Collections applied to amounts payable pursuant to Sections 5.01(a)(i) and (ii), in an amount up to the lesser of (a) the Overcollateralization Amount for such Distribution Date (prior to giving effect to such Reallocated Investor Principal Collections), (b) the Scheduled Principal Collections Distribution Amount for such Distribution Date and (c) the excess, if any, of the aggregate amount payable pursuant to Sections 5.01(a)(i) and (ii) over the amount of Investor Interest Collections for such Distribution Date.

     Recalculated Weighted Average Gross Margin: With respect to any date of determination, a weighted average calculated as (I) the sum of (a) the product of the weighted average Gross Margin of the HELOC Balances as of such date, multiplied by the aggregate outstanding HELOC Balance, plus (b) the product of
(i) the weighted average Loan Rate on all Locked Balances as of such date minus the Index as of such date, multiplied by (ii) the aggregate outstanding Locked Balance, divided by (II) the Pool Balance as of such date.

     Record Date: The last day preceding the related Distribution Date; provided, however, that following the date, if any, on which Definitive Certificates are available pursuant to Section 6.02(c), the Record Date shall be the last day of the calendar month preceding the month in which the related Distribution Date occurs.

     Recordation Event: The rating of the Servicer's long-term unsecured debt obligations is reduced below Baa1 by Moody's and BBB+ by Standard & Poor's.

     Reference Bank Rate: With respect to any Interest Period, the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for one month United States dollar deposits that are offered by the Reference Banks as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding Investor Certificate Principal Balance; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates are provided in response to the Trustee's request to the principal London office of each Reference Bank pursuant to Section 5.02, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Depositor after consultation with the Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S.. Dollars to leading European Banks for a period of one month in amounts approximately equal to the outstanding Investor Certificate Principal Balance.

     Reference Banks: Three major banks that are engaged in transactions in the London interbank market, selected by the Depositor after consultation with the Trustee.

     Regular Payment: With respect to any Mortgage Loan and any month, the amount required to be paid by the related Mortgagor in that month, which is equal to the greatest of (i) 1.00% of the outstanding Principal Balance of such Mortgage Loan, (ii) interest accrued on such Principal Balance for the related Collection Period (but not including assessed fees) at the Loan Rate and (iii) the lesser of $100 and the outstanding Principal Balance of such Mortgage Loan.

     Related Documents: As defined in Section 2.01(b).

     REO: A Mortgaged Property that is acquired by the Trust in foreclosure or by deed in lieu of foreclosure.

     Required Enhancement Amount: With respect to any date prior to the thirtieth Distribution Date, an amount equal to the greater of (i)(A) 1.75% of the Original Invested Amount; provided that (B)(I) if on any Distribution Date the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans is greater than 81.18% but less than or equal to 82.18%, the amount calculated pursuant to the preceding clause (A) shall be increased by 0.10% of the Original Invested Amount, and (II) if on any Distribution Date the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans is greater than 82.18% but less than or equal to 83.29%, the amount calculated pursuant to the preceding clause (A) shall be increased by 0.20% of the Original Invested Amount, and (ii) the Investor Floating Allocation Percentage multiplied by 60% of the aggregate Principal Balance of all Mortgage Loans with respect to which any payment is, at the end of the most recent Collection Period, 90 days or more contractually past due and in bankruptcy or foreclosure proceedings or REO property. With respect to any date on or after the thirtieth Distribution Date, an amount equal to the greater of (i) the lesser of (x)(A) 1.75% of the Original Invested Amount, provided that (B)(I) if on any Distribution Date the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans is greater than 81.18% but less than or equal to 82.18%, the amount calculated pursuant to the preceding clause (A) shall be increased by 0.10% of the Original Invested Amount, and (II) if on any Distribution Date the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans is greater than 82.18% but less than or equal to 83.29%, the amount calculated pursuant to the preceding clause (A) shall be increased by 0.20% of the Original Invested Amount, and (y)(A) 3.50% of the Invested Amount as of such Distribution Date, provided that (B)(I) if on any Distribution Date the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans is greater than 81.18% but less than or equal to 82.18%, the amount calculated pursuant to the preceding clause (A) shall be increased by 0.20% of the Invested Amount as of such Distribution Date, and (II) if on any Distribution Date the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans is greater than 82.18% but less than or equal to 83.29%, the amount calculated pursuant to the preceding clause (A) shall be increased by 0.40% of the Invested Amount as of such Distribution Date, and (ii) the Investor Floating Allocation Percentage multiplied by 60% of the aggregate Principal Balance of all Mortgage Loans with respect to which any payment is, at the end of the most recent Collection Period, 90 days or more contractually past due and in bankruptcy or foreclosure proceedings or REO property. Notwithstanding the foregoing, in no event shall the Required Enhancement Amount be less than 0.50% of the Original Invested Amount. The Required Enhancement Amount may be amended or modified at any time in accordance with the requirements of the Rating Agencies, to maintain the rating of the Investor Certificates and to maintain the rating of the transactions contemplated herein, without giving consideration to the Policy, at not less than investment grade, as defined by the Rating Agencies, provided that such Rating Agencies' requirement arises out of the provision of Section 3.01 of this Agreement pursuant to which the Servicer is permitted to enter into modifications of the Credit Line Agreements, including consent to senior liens. The Required Enhancement Amount also may be amended or modified at any time at the request of the Depositor with the prior written approvals of the Credit Enhancer and each Rating Agency.

     Required Overcollateralization Amount: With respect to any date, the excess of the Required Enhancement Amount over the aggregate amount on deposit in the Spread Account as of such date.

     Required Spread Account Amount: With respect to any date, 0.25% of the Invested Amount as of such date.

     Responsible Officer: When used with respect to the Trustee, any officer of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Revolving Period: With respect to each Mortgage Loan, the period specified for such Mortgage Loan in the related Credit Line Agreement, during which the Mortgagor is permitted to make Draws.

     SAIF: The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

     Scheduled Principal Collections Distribution Amount: With respect to any Distribution Date during the Managed Amortization Period and the Investor Certificates, an amount equal to the lesser of (i) the Maximum Principal Payment and (ii) the Alternative Principal Payment.

     Securities Act: The Securities Act of 1933, as amended.

     Seller: Each of Bank One, N.A., Bank One, Arizona, N.A., Bank One, Colorado, N.A., Bank One, Illinois, N.A., Bank One, Indiana, N.A., Bank One, Kentucky, N.A., Bank One, Utah, N.A. and Bank One, Wisconsin, and any successors thereto.

     Servicer: Bank One, N.A., a national banking association, and any successor hereunder.

     Servicing Certificate: A certificate completed and executed by a Servicing Officer in accordance with Section 4.01.

     Servicing Fee: With respect to any Distribution Date, the product of (i) 1/12th of the Servicing Fee Rate multiplied by (ii) the aggregate Principal Balance of the Mortgage Loans on the first day of the Collection Period preceding such Distribution Date (or on the Cut-Off Date with respect to the first Distribution Date).

     Servicing Fee Rate: 0.50% per annum.

     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of Servicing Officers furnished to the Trustee (with a copy to the Credit Enhancer) by the Servicer on the Closing Date, as such list may be amended from time to time.

     Spread Account: As defined in Section 4.03.

     Standard & Poor's: Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or its successor in interest.

     Telerate Screen Page 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

     Transfer Date: As defined in Section 2.06.

     Transfer Deficiency: As defined in Section 2.02.

     Transfer Deposit Amount: As defined in Section 2.02.

     Transfer Notice Date: As defined in Section 2.06.

     Transferor Collections: With respect to any Distribution Date, the sum of the Transferor Interest Collections and the Transferor Principal Collections for such Distribution Date.

     Transferor Interest: The undivided interest in the Trust not represented by the Investor Certificates, which is issued by the Trustee pursuant to Section 6.01.

     Transferor Interest Collections: With respect to any Distribution Date, the Interest Collections received during the related Collection Period minus the Investor Interest Collections for such Distribution Date.

     Transferor Principal Balance: With respect to any Distribution Date, an amount equal to (i) the Pool Balance at the end of the related Collection Period minus (ii) the Invested Amount as of such Distribution Date (after giving effect to the distribution of Investor Principal Collections and the allocation of any Investor Loss Amounts on such Distribution Date).

     Transferor Principal Collections: With respect to any Distribution Date, the Principal Collections received during the related Collection Period minus the portion of such Principal Collections required to be distributed to Investor Certificateholders pursuant to Section 5.01(b).

     Trust: The trust created by this Agreement, the corpus of which consists of
(i) the Mortgage Loans, (ii) such other assets as shall from time to time be deposited in the Collection Account in accordance with this Agreement, (iii) property that secured any Mortgage Loan and that has become REO, (iv) the interest of the Depositor in certain hazard insurance policies maintained by the Mortgagors or the Servicer in respect of the Mortgage Loans, (v) the Policy,
(vi) amounts on deposit in the Spread Account, (vii) an assignment of the Depositor's rights under the Purchase Agreement and (viii) all proceeds of each of the foregoing.

     Trustee: The Bank of New York or any successor Trustee appointed in accordance with this Agreement that has accepted such appointment in accordance with this Agreement.

     Trustee Fee: The fee paid to the Trustee for its services hereunder, which fee is separately agreed to between the Servicer and the Trustee.

     UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

     Unpaid Investor Certificate Interest Shortfall: With respect to any Distribution Date, the aggregate amount of any Investor Certificate Interest that was due on a prior Distribution Date and has not been distributed to Investor Certificateholders.

     Valuation: With respect to any Mortgaged Property and valuation made prior to the Closing Date, either (a) an appraisal (Uniform Residential Appraisal Report or FHLMC 704/Single Page/Short Form/FNMA 2055) conducted by an independent appraiser or (b) a valuation based upon any one of the following (in order of priority): (i) HUD-1 Settlement Statement (if prepared within the twelve months preceding the date of origination, (ii) tax assessment, (iii) electronic valuation and (iv) any other valuation (for example, based on comparable sales, broker's opinion, drive-by appraisal and/or interior inspection).

     Section 1.02. Interest Calculations. All calculations of interest hereunder that are made in respect of the Principal Balance of a Mortgage Loan shall be made on a daily basis using a 365-day year. All calculations of interest on the Investor Certificates shall be made on the basis of the actual number of days in an Interest Period and a year assumed to consist of 360 days. The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.



                                   ARTICLE II

                          Conveyance of Mortgage Loans;
                   Original Issuance of Investor Certificates;
                                  Tax Treatment

     Section 2.01. Conveyance of Mortgage Loans; Retention of Obligation to Fund Advances Under Credit Line Agreements. (a) The Depositor, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set over and otherwise convey to the Trust without recourse (subject to Sections 2.02 and 2.04) all of its right, title and interest in and to (i) each Mortgage Loan, including its Principal Balance (including all Additional Balances) and all collections in respect thereof received after the Cut-Off Date; (ii) property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (iii) the Depositor's rights (but none of its obligations) under the Purchase Agreement; (iv) the Depositor's rights under the hazard insurance policies, (v) the amounts on deposit in the Spread Account and (vi) all other assets transferred to the Depositor pursuant to the Purchase Agreement or included or to be included in the Trust for the benefit of Investor Certificateholders; provided, however, that neither the Trustee nor the Trust assumes the obligation under any Credit Line Agreement that provides for the funding of future advances to the Mortgagor thereunder, and neither the Trust nor the Trustee shall be obligated or permitted to fund any such future advances. All Additional Balances relating to any Draws under a Mortgage Note shall be part of the related Principal Balance and are hereby transferred to the Trust on the Closing Date pursuant to this Section 2.01, and therefore part of the Trust property. In addition, on or prior to the Closing Date, the Depositor shall cause the Credit Enhancer to deliver the Policy to the Trustee for the benefit of the Investor Certificateholders. The foregoing transfer, assignment and conveyance to the Trust shall be made to the Trustee on behalf of the Trust, and each reference in this Agreement to such transfer, assignment and conveyance shall be construed accordingly.

     The Depositor agrees to take or cause to be taken such actions (including the maintenance of possession by the Trustee of the Mortgage Loans and the Mortgage Files) and execute such documents (including without limitation the filing of all necessary continuation statements for the UCC-1 financing statements filed in the States of Arizona, California, Colorado, Illinois, Indiana, Kentucky, New York, Ohio, Utah and Wisconsin (which shall be filed within 90 days of the Closing Date) describing the Cut-Off Date Principal Balances and Additional Balances and naming the Depositor as debtor and the Trustee as secured party, and any amendments to UCC-1 financing statements required to reflect a change in the name or corporate structure of the Depositor or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Depositor (within 30 days of any event necessitating such filing) as are necessary to perfect and protect the interests of the Trustee, the Investor Certificateholders and the Credit Enhancer in each Cut-Off Date Principal Balance and Additional Balance and the proceeds thereof.

     (b) In connection with such transfer and assignment by the Depositor, and pursuant to Section 2.04 of the Purchase Agreement, the Depositor shall cause each Seller to deliver or cause to be delivered within 120 days of the Closing Date to the Trustee (or any Custodian on behalf of the Trustee) with respect to each Mortgage Loan, the original Mortgage Note, endorsed on its face or by allonge attached thereto in blank or to the order of the Trustee in the following form: "Pay to the order of The Bank of New York, as trustee for the registered holders of Banc One HELOC Trust 1999-1, HELOC Asset-Backed Certificates, Series 1999-1, without recourse, representation or warranty, express or implied," and an original Assignment of Mortgage endorsed in blank prepared in recordable form (together, the "Related Documents"); provided, however, that as to any Mortgage Loan, if (a) as evidenced by an Opinion of Counsel delivered to and in form and substance satisfactory to the Trustee and the Credit Enhancer, (x) an optical image or other representation of each Related Document is enforceable in the relevant jurisdictions to the same extent as the original of such document and (y) such optical image or other representation does not impair the ability of an owner of such Mortgage Loan to transfer its interest in such Mortgage Loan, and (b) the retention of the Related Documents in such format will not result in a reduction in the then current rating of the Investor Certificates, without regard to the Policy, then such optical image or other representation may be delivered to the Trustee (or any Custodian on behalf of the Trustee) or assignee in lieu of physical copies of the Related Documents.

     Within 90 days following delivery of the Mortgage Files to the Trustee (or any Custodian on behalf of the Trustee) pursuant to the preceding paragraph, the Trustee (or any Custodian on behalf of the Trustee) shall review each such Mortgage File to ascertain that all Related Documents have been executed and received, and that such Related Documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, and in so doing the Trustee (or any Custodian on behalf of the Trustee) may rely on the purported due execution and genuineness of any signature thereon. The Trustee shall notify the Servicer in writing upon completion of such review. If within such 90-day period the Trustee (or any Custodian on behalf of the Trustee) finds any Related Document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or, if in the course of its review, the Trustee (or any Custodian on behalf of the Trustee) determines that such Mortgage File is otherwise defective in any material respect, the Trustee shall promptly upon the conclusion of such review notify the Depositor, the applicable Seller and the Credit Enhancer, and the related Seller shall have a period of 90 days after such notice to correct or cure any such defect pursuant to Section 2.05(b) of the Purchase Agreement.

     The Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided in this Section 2.01. In reviewing any Mortgage File pursuant to this Section, the Trustee shall have no responsibility for determining the content of any document, whether any document is valid and binding or enforceable, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded.

     The Depositor hereby confirms to the Trustee that it has made the appropriate entries in its general accounting records to indicate that such Mortgage Loans have been transferred to the Trust at its direction. The Servicer hereby confirms to the Trustee that it has clearly and unambiguously made appropriate entries in its general accounting records indicating that such Mortgage Loans constitute part of the Trust and are serviced by it on behalf of the Trust in accordance with the terms hereof.

     The Servicer agrees not to notify the obligors on the Mortgage Loans of the transfer of the Mortgage Loans to the Trust unless required to do so by the terms of the Mortgage Loans or applicable law.

     It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Agreement be, and be construed as, a sale of all of the Depositor's right, title and interest in the Mortgage Loans by the Depositor to the Trustee. Further, it is not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor; however, if, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then, (a) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state; (b) the conveyance provided for in this Agreement shall be deemed to be, and hereby is, a grant by the Depositor to the Trustee of a security interest in and to all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to:

          (I) All accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and financial assets consisting of, arising from or relating to any of the property described in (A) through (D) below: (A) each Mortgage Loan identified on the Mortgage Loan Schedule, including all Eligible Substitute Mortgage Loans, together with (a) the Mortgage Note and the related Mortgage and (b) its Principal Balance and all Additional Balances and all collections in respect thereof received on or after the Cut-Off Date, (B) property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (C) the Purchase Agreement, (D) any hazard insurance policies in respect of the Mortgage Loans; and (E) the amounts on deposit in the Spread Account; and

          (II) All proceeds of the collateral described in (I).

     (c) The possession by the Trustee or its designee of the Mortgage Notes, Assignments of Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code as in force in the relevant jurisdiction; and notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Trustee or its designee for the purpose of perfecting such security interest under applicable law. Subject to the provisions herein permitting the Servicer to commingle amounts collected with respect to the Mortgage Loans with other general collections of the Servicer, the Depositor and the Trustee at the direction of the Depositor, to the extent consistent with this Agreement, shall take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

     Following the occurrence of a Recordation Event, the Trustee shall, as promptly as practicable but in no event more than 90 days after receiving notice of such event, at the Servicer's expense, record an Assignment of Mortgage for each Mortgage Loan in favor of the Trustee (which may be a blanket assignment if permitted by applicable law) in the appropriate real property or other records in the jurisdiction in which the Mortgaged Property is located, or the Depositor shall deliver to the Trustee an Opinion of Counsel addressed to the Trustee and the Credit Enhancer to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan, which Opinion of Counsel also shall be reasonably acceptable to each of the Rating Agencies (as evidenced in writing) and the Credit Enhancer. The Trustee is hereby appointed as the attorney-in-fact of the Servicer with the power to prepare, execute and record Assignments of Mortgages in the event that the Servicer fails to do so on a timely basis as provided in this paragraph.

     Section 2.02. Acceptance by Trustee; Retransfer of Mortgage Loans. (a) The Trustee hereby acknowledges its receipt of the Policy, and declares that the Trustee will hold the Policy and the Mortgage Loans delivered to it pursuant to
Section 2.01 and all amounts received by it thereunder and hereunder, in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders and the Credit Enhancer. If the time to cure any defect in respect of any Mortgage Loan of which the Trustee has notified the applicable Seller and the Depositor following the review pursuant to Section
2.01 has expired, or if at any time any loss is suffered by the Trustee on behalf of the Certificateholders or the Credit Enhancer in respect of any Mortgage Loan as a result of (i) a defect in any Related Document constituting a part of its Mortgage File or (ii) an Assignment of Mortgage to the Trustee not having been recorded as required by Section 2.01(b), then on the next succeeding Business Day upon the deposit to the Collection Account of the Transfer Deposit Amount, if any, and upon satisfaction of the applicable conditions described herein, all right, title and interest of the Trust in and to such

Mortgage Loan shall be deemed to be retransferred, reassigned and otherwise reconveyed, without recourse, representation or warranty, to the applicable Seller on such Business Day, and the Principal Balance of such Mortgage Loan shall be deducted from the Pool Balance; provided, however, that interest accrued on the Principal Balance of such Mortgage Loan to the end of the related Collection Period shall be the property of the Trust. The Trustee shall determine if the reduction of such Principal Balance from the Pool Balance in accordance with the preceding sentence would cause the Transferor Principal Balance to be less than the Minimum Transferor Interest (a "Transfer Deficiency"), in which event the Trustee shall deliver written notice of such deficiency to the applicable Seller, and within five Business Days after the Business Day of such retransfer the applicable Seller shall either (i) substitute an Eligible Substitute Mortgage Loan or (ii) deposit into the Collection Account in immediately available funds an amount (the "Transfer Deposit Amount") equal to the Transfer Deficiency or a combination of both (i) and (ii) above. Such reduction or substitution and the actual payment of any Transfer Deposit Amount, if any, shall be deemed to be payment in full for such Mortgage Loan. Upon receipt of any Eligible Substitute Mortgage Loan or of written notification signed by a Servicing Officer to the effect that the Transfer Deposit Amount in respect of a Defective Mortgage Loan has been deposited into the Collection Account or, if the Transferor Principal Balance is not reduced below the Minimum Transferor Interest as a result of the deemed retransfer of a Defective Mortgage Loan, then as promptly as practicable following such deemed transfer, the Trustee shall execute such documents and instruments of transfer presented by the applicable Seller, in each case without recourse, representation or warranty, and take such other actions as shall reasonably be requested by the applicable Seller to effect such transfer by the Trust of such Defective Mortgage Loan pursuant to this Section 2.02. It is understood and agreed that the obligation of the applicable Seller to accept a transfer of a Defective Mortgage Loan and to either convey an Eligible Substitute Mortgage Loan or to make a deposit of any related Transfer Deposit Amount into the Collection Account shall constitute the sole remedy respecting such defect available to Certificateholders, the Trustee and the Credit Enhancer against the Depositor or the applicable Seller.

     The Servicer, promptly following the transfer of a Defective Mortgage Loan from or the transfer of an Eligible Substitute Mortgage Loan to the Trust pursuant to this Section, shall amend the Mortgage Loan Schedule and make appropriate entries in its general account records to reflect such transfer. The Servicer shall, following such retransfer, appropriately mark its records to indicate that it is no longer servicing such Mortgage Loan on behalf of the Trust. Pursuant to the Purchase Agreement, the applicable Seller, promptly following such transfer, shall appropriately mark its Electronic Ledger and make appropriate entries in its general account records to reflect such retransfer.

     Notwithstanding any other provision of this Section, a retransfer of a Defective Mortgage Loan to the applicable Seller pursuant to this Section and Sections 2.05 and 3.03 of the Purchase Agreement that would cause the Transferor Principal Balance to be less than the Minimum Transferor Interest shall not occur if the applicable Seller fails to convey an Eligible Substitute Mortgage Loan or to deposit into the Collection Account any related Transfer Deposit Amount required by this Section with respect to the transfer of such Defective Mortgage Loan.

     (b) Pursuant to Section 2.05(c) of the Purchase Agreement, each Seller is required to deliver to the Trustee such documents and agreements with respect to any Eligible Substitute

Mortgage Loan or Loans as are required to be held by the Trustee in accordance with Section 2.01(b). For any Collection Period during which a Seller substitutes one or more Eligible Substitute Mortgage Loans, the Servicer shall determine any related Transfer Deposit Amount, which amount shall be deposited by the applicable Seller in the Collection Account at the time of substitution. Any amounts received in respect of any Eligible Substitute Mortgage Loan or Loans during the Collection Period in which the circumstances giving rise to such substitution occur shall not be an asset of the Trust and shall not be deposited by the Servicer in the Collection Account. All amounts received by the Servicer during the Collection Period in which the circumstances giving rise to any substitution occur in respect of any Defective Mortgage Loan so retransferred to the related Seller shall be deposited by the Servicer in the Collection Account. Upon such substitution, the Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the applicable Seller shall be deemed to have made the covenants, representations and warranties set forth in Section 2.04 with respect to such Eligible Substitute Mortgage Loan or Loans as of the date of substitution. The procedures applied by a Seller in selecting an Eligible Substitute Mortgage Loan shall not be materially adverse to the interests of the Trustee, the Certificateholders or the Credit Enhancer.

     Section 2.03. Representations and Warranties Regarding the Servicer. The Servicer represents and warrants to the Trustee and the Credit Enhancer that as of the Closing Date:

          (i) The Servicer is duly organized and validly existing as a national banking association and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or financial condition (or other) of the Servicer;

          (ii) The Servicer has the corporate power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency moratorium, fraudulent conveyance, reorganization and similar laws affecting the enforcement of the rights of creditors of national banking associations, the deposits of which are insured by the FDIC, and subject to general principles of equity, (whether applied in a proceeding at law or in equity or of creditors' rights generally);

          (iii) The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement (other than such consents, licenses, approvals or authorizations from, or registrations or declarations with, any governmental authority, bureau or agency that, individually or in the aggregate, would not have a material adverse effect on the transactions contemplated by this Agreement), except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

          (iv) The execution, delivery and performance of this Agreement by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or any provision of the articles of association or bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound (other than violations of such laws, regulations, orders, decrees, mortgages, contracts or other agreements that, individually or in the aggregate, would not have a material adverse effect on the transactions contemplated by this Agreement); and

          (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement or the Investor Certificates or the Transferor Interest, which in the opinion of the Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

The representations and warranties set forth in this Section shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties that materially and adversely affects the interests of the Certificateholders or the Credit Enhancer, the person discovering such breach shall give prompt written notice to the other parties and to the Credit Enhancer. Within 90 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Servicer shall cure such breach in all material respects.

     Section 2.04. Assignment of Representations and Warranties of the Sellers Regarding the Mortgage Loans; Retransfer of Certain Mortgage Loans.

     (a) The Depositor hereby assigns to the Trustee, for the benefit of the Investor Certificateholders and the Credit Enhancer, each representation and warranty with respect to the Mortgage Loans made by the Sellers in Section 3.02 of the Purchase Agreement, including without limitation the Depositor's right to require the Sellers to repurchase or substitute for any such Mortgage Loan subject to breach of any such representation and warranty. With respect to any representations and warranties set forth in Section 3.02 of the Purchase Agreement that are made to the best knowledge of a Seller, if it is discovered by such Seller, the Depositor, the Servicer or a Responsible Officer of the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding such Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty and subject such Seller to the obligations set forth in Section 3.03 of the Purchase Agreement.

     (b) The Depositor hereby represents and warrants to the Trustee and the Credit Enhancer that as of the Cut-Off Date, except as otherwise specified below:

          (i) No more than 0.55% of the Mortgage Loans, by Cut-Off Date Pool Balance, are secured by Mortgaged Properties located in one United States postal zip code;

          (ii) The weighted average remaining term to maturity of the Mortgage Loans on a contractual basis for the Mortgage Loans is approximately 202 months and no Mortgage Loan will mature according to its terms later than September 25, 2018. Over the term of each Mortgage Loan, the Loan Rate may not exceed the related Loan Rate Cap, if any. The Loan Rate Caps range between 18% and 25% per annum. The Gross Margins range between -2.00% and 11.25%. The Loan Rates on such Mortgage Loans range between 5.75% and 19.00% per annum and the weighted average Loan Rate is approximately 8.99% per annum;

          (iii) No more than 0.14% (by Cut-Off Date Pool Balance) of the Mortgage Loans are secured by real property improved by individual condominium units, planned development units, townhouses or two-to-four family residences erected thereon, and at least 99.86% (by Cut-Off Date Pool Balance) of the Mortgage Loans are secured by real property with a detached one-family residence erected thereon;

          (iv) The Credit Limits on the Mortgage Loans range between $5,000.00 and $250,000.00 with an average Credit Limit of approximately $40,273.11. No Mortgage Loan had a principal balance in excess of approximately $250,000.00 and the average principal balance of the Mortgage Loans is approximately $22,297.23;

          (v) Approximately 26.66%, and 73.34% of the Mortgage Loans, by aggregate principal balance as of the Cut-Off Date for the Mortgage Loans, are first or second liens, respectively; and

          (vi) The inclusion of newly Locked Balances in any Collection Period will not cause the aggregate amount of the Locked Balances to exceed 12.50% of total outstanding Pool Balance as of the end of such Collection Period.

     (c) It is understood and agreed that Depositor's assignment of the representations and warranties set forth in Section 3.02 of the Purchase Agreement and its representations and warranties set forth in Section 2.04(a) and (b) hereof shall survive delivery of the respective Mortgage Files to the Trustee pursuant to Section 2.01 and the termination of the rights and obligations of the Servicer pursuant to Section 7.04 or Section 8.02. Upon discovery by any Seller, the Depositor, the Servicer, the Credit Enhancer or a Responsible Officer of the Trustee of (a) a breach of any of the representations and warranties referred to in this Section 2.04(c) that materially and adversely affects the interests of the Trust or the Investor Certificateholders or the Credit Enhancer in the related Mortgage Loan or (b) a breach of the representation and warranty set forth in Section 2.04(b) (vi), the party discovering such breach shall give prompt written notice to the other parties and the Credit Enhancer. Within 90 days of its discovery or its receipt of notice of such breach, pursuant to Section 3.03 of the Purchase Agreement, the applicable Seller shall use all reasonable efforts to cure such breach in all material respects or shall, not later than the Business Day next preceding the Distribution Date in the month following the Collection Period in which any such cure period expired (or such later date that is acceptable to the Trustee and the Credit Enhancer as evidenced by their written consents), either (a) accept a transfer of such Mortgage Loan from the Trust or (b) except in the case of a breach of the representation and warranty set forth in Section 2.04(b)(vi), substitute an Eligible Substitute Mortgage Loan in the same manner and subject to the same conditions as set forth in Section 2.02; provided, however, that the cure for any breach of a representation and warranty relating to the characteristics of the Mortgage Loans in the aggregate shall be a repurchase of or substitution for only the Mortgage Loans necessary to cause such characteristics to be in compliance with the related representation and warranty. Upon accepting such transfer and making any required deposit into the Collection Account or substitution of an Eligible Substitute Mortgage Loan, as the case may be, the applicable Seller shall be entitled to receive an instrument of assignment or transfer from the Trustee to the same extent as set forth in Section 2.02 with respect to the transfer of Mortgage Loans under that Section.

     It is understood and agreed that the obligation of a Seller to accept a transfer of a Mortgage Loan as to which a breach has occurred and is continuing and to make any required deposit in the Collection Account or to substitute an Eligible Substitute Mortgage Loan, as the case may be, shall constitute the sole remedy against the Depositor or such Seller respecting such breach available to Investor Certificateholders, the Trustee on behalf of Investor Certificateholders and the Credit Enhancer. Notwithstanding the foregoing, with respect to any breach of the representation and warranty set forth in Section 3.02(d) of the Purchase Agreement, the sale and assignment of the affected Mortgage Loans to the Trust shall be deemed void and the applicable Seller shall pay to the Trust the sum of the amount of the related Principal Balances, plus unpaid accrued interest on each such Principal Balance at the applicable Loan Rate to the date of payment.

     Section 2.05. Covenants of the Depositor. The Depositor hereby covenants that:

     (a) Security Interests. Except for the transfer hereunder, the Depositor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, whether now existing or hereafter created, or any interest therein; the Depositor will notify the Trustee of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof; and the Depositor will defend the right, title and interest of the Trust in, to and under the Mortgage Loans, whether now existing or hereafter created, against all claims of third parties claiming through or under the Depositor; provided, however, that nothing in this Section 2.05(a) shall prevent or be deemed to prohibit the Depositor from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

     (b) Negative Pledge. The Depositor hereby agrees not to transfer, assign, exchange, pledge, finance, hypothecate, grant a security interest in or otherwise convey the Transferor Interest except in accordance with Sections 6.05 and 7.02.

     (c) Additional Indebtedness. So long as the Investor Certificates are outstanding the Depositor shall not incur any debt other than debt that (i) is non-recourse to the assets of the

Depositor other than the Mortgage Loans specifically pledged as security for such debt or (ii) is subordinated in right of payment to the rights of the Investor Certificateholders or (iii) is assigned a rating by each of the Rating Agencies that is the same as the then current rating of the Investor Certificates.

     (d) Downgrading. The Depositor shall not engage in an activity which would result in a downgrading of the Investor Certificates.

     (e) Amendment to Certificate of Incorporation. The Depositor shall not amend its Certificate of Incorporation without prior written notice to the Rating Agencies and the Credit Enhancer.

     (f) Principal Place of Business. The Depositor's principal place of business is in Ohio and it will not change its principal place of business without prior written notice to the Rating Agencies.

     Section 2.06. Retransfers of Mortgage Loans at Election of the Holder of the Transferor Interest. Subject to the conditions set forth below, the holder of the Transferor Interest may, but shall not be obligated to, require the retransfer of Mortgage Loans from the Trust to the holder of the Transferor Interest as of the close of business on a Distribution Date (the "Transfer Date"). On the fifth Business Day (the "Transfer Notice Date") prior to the Transfer Date designated in such notice, the holder of the Transferor Interest shall give the Trustee and the Servicer a notice of the proposed retransfer that contains a list of the Mortgage Loans to be retransferred. Such retransfers of Mortgage Loans shall be permitted upon satisfaction of the following conditions:

          (i) No Rapid Amortization Event has occurred;

          (ii) On the Transfer Notice Date the Transferor Principal Balance (after giving effect to the removal from the Trust of the Mortgage Loans proposed to be retransferred) is at least equal to the Minimum Transferor Interest;

          (iii) The retransfer of any Mortgage Loans on any Transfer Date during the Managed Amortization Period shall not, in the reasonable belief of the holder of the Transferor Interest, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event;

          (iv) [Reserved.]

          (v) On or before the Transfer Date, the holder of the Transferor Interest shall have delivered to the Trustee a revised Mortgage Loan Schedule, reflecting the proposed retransfer and the Transfer Date, and the Servicer shall have marked the Electronic Ledger to show that the Mortgages Loans transferred to the holder of the Transferor Interest are no longer owned by the Trust;

          (vi) The holder of the Transferor Interest shall represent and warrant that no selection procedures reasonably believed by the holder of the Transferor Interest to be adverse to the interests of the Investor Certificateholders or the Credit Enhancer were utilized in the selection of the Mortgage Loans to be removed from the Trust;

          (vii) In connection with the first retransfer of Mortgage Loans pursuant to this Section, each Rating Agency shall have received on or prior to the related Transfer Notice Date notice from the holder of the Transferor Interest of such proposed retransfer of Mortgage Loans;

          (viii) The holder of the Transferor Interest shall have delivered to the Trustee and the Credit Enhancer an officer's certificate certifying that the items set forth in subparagraphs (i) through (vii), inclusive, have been performed or are true and correct, as the case may be. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

The holder of the Transferor Interest shall not be permitted to require the retransfer of any Mortgage Loan (including any delinquent Mortgage Loan) except under the conditions specified above; provided however, that the holder of the Transferor Interest may be required to accept retransfer of certain Mortgage Loans pursuant to Section 2.04 hereof, to the extent a Seller is the holder of the Transferor Interest. Upon receiving the requisite information from the holder of the Transferor Interest, the Servicer shall perform in a timely manner those acts required of it, as specified above. Upon satisfaction of the above conditions, on the Transfer Date the Trustee shall deliver, or cause to be delivered, to the holder of the Transferor Interest a written itemization of each Mortgage Loan being transferred, together with the Mortgage File for each such Mortgage Loan, and the Trustee shall execute and deliver to the holder of the Transferor Interest such other documents prepared by the holder of the Transferor Interest as shall be reasonably necessary to transfer such Mortgage Loans to the holder of the Transferor Interest. Any such transfer of the Trust's right, title and interest in and to Mortgage Loans shall be without recourse, representation or warranty by or of the Trustee or the Trust to the holder of the Transferor Interest.

     Section 2.07. Execution and Authentication of Investor Certificates. The Trustee, on behalf of the Trust, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the corpus of the Trust, concurrently with the sale, assignment and conveyance to the Trustee of the corpus of the Trust, Investor Certificates in authorized denominations and the Transferor Interest, together evidencing the ownership of the entire Trust.

     Section 2.08. Tax Treatment. It is the intention of the Depositor, the holder of the Transferor Interest and the Investor Certificateholders that the Investor Certificates will be indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The terms of the Agreement shall be interpreted to further the intent of the parties hereto. The holder of the Transferor Interest, the Depositor, the Trustee and each Investor Certificateholder (or Certificate Owner) by acceptance of its Investor Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest therein) agrees to treat the Investor Certificates (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the holder of the Transferor Interest secured by the assets of the Trust and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with such treatment. Each Investor Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in an Investor Certificate through it to comply with this Agreement as to treatment of the Investor Certificates as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Trustee will prepare and file all tax reports required hereunder.

     Section 2.09. Representations and Warranties of the Depositor. The Depositor represents and warrants to the Trustee on behalf of the Certificateholders and the Credit Enhancer as follows:

          (i) The Depositor has full corporate power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement and compliance with the terms and provisions hereof will not result in a violation of any of the terms and provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws of the Depositor.

          (ii) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

          (iii) Immediately prior to the sale and assignment by the Depositor to the Trustee of each Mortgage Loan, the Depositor was the sole beneficial owner of each Mortgage Loan (insofar as such title was conveyed to it by the applicable Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

          (iv) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee; and

          (v) The Depositor has not transferred the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud any of its creditors.



                                  ARTICLE III

                          Administration and Servicing
                                of Mortgage Loans

     Section 3.01. The Servicer.

     (a) The Servicer shall service and administer the Mortgage Loans in a manner consistent with the terms of this Agreement and with general industry practice and shall have full power and authority, acting alone or through a subservicer, to do any and all things in connection with such servicing and administration that it may deem necessary or desirable; it being understood, however, that the Servicer shall at all times remain responsible to the Trustee, the

Certificateholders, the holder of the Transferor Interest and the Credit Enhancer for the performance of its duties and obligations hereunder in accordance with the terms hereof. Any amounts received by any subservicer in respect of a Mortgage Loan shall be deemed to have been received by the Servicer whether or not actually received by it. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Certificateholders and the Trustee, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall, upon the written request of a Servicing Officer, furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     (b) The Servicer in such capacity may consent to the placing of a lien senior to that of any Mortgage on the related Mortgaged Property, provided that

          (i) such Mortgage became a first lien mortgage after the related Mortgage Loan was conveyed to the Trust and, immediately following the placement of such senior lien, such Mortgage is a second lien mortgage and the outstanding principal amount of the mortgage loan secured by such senior lien is no greater than the outstanding principal amount of the senior mortgage loan secured by the Mortgaged Property as of the date the related Mortgage Loan was originated; or

          (ii) the Mortgage relating to such Mortgage Loan was in a second lien position as of the Cut-Off Date and the new senior lien secures a mortgage loan that refinances an existing first mortgage loan and the outstanding principal amount of the replacement first mortgage loan immediately following such refinancing does not increase the new Combined Loan-to-Value Ratio to (a) greater than 80% if the original Combined Loan-to-Value Ratio was less than or equal to 75% or (b) a Combined Loan-to-Value Ratio 5% or more higher than the original Combined Loan-to-Value Ratio, if the original Combined Loan-to-Value Ratio was greater than 75%; provided, however, that in no event shall the Combined Loan-to-Value of any Mortgage Loan exceed 100%.

     The Servicer also may:

          (i) increase the Credit Limits on Mortgage Loans without prior approval from the Rating Agencies or the Credit Enhancer, provided that (i) based upon a new valuation (if required), the Combined Loan-to-Value Ratio of each such Mortgage Loan after giving effect to such increase is no greater than 100%, (ii) such increases are consistent with the Servicer's underwriting policies and (iii) the weighted average Combined Loan-to-Value Ratio of all outstanding Mortgage Loans (including such modified Mortgage Loans) does not exceed 83.29% as of the last day of any Collection Period;

          (ii) solicit or accept requests from Mortgagors for a reduction in Loan Rates without prior approval from the Rating Agencies and the Credit Enhancer, provided that the aggregate of such reductions shall not cause the difference between the Cut-Off Date Weighted Average Gross Margin and the Recalculated Weighted Average Gross Margin to exceed 0.50%;

                  (iii) permit Mortgagors representing up to 50% of the Pool Balance to forego certain monthly payments under the "Skip-a-Pay Program," without prior approval from the Rating Agencies and the Credit Enhancer, on each occasion on which the "Skip-a-Pay Program" is offered, provided that such option is not offered more than twice each year and no Mortgagor foregoes a monthly payment under the "Skip-a-Pay Program" more than ten times during the related Mortgage term; or

                  (iv) extend the Draw term of any Mortgage Loan, provided that any such extension shall not cause the final maturity date of such Mortgage Loan to extend beyond June 30, 2020.

     Upon the prior written consent of each of the Rating Agencies and the Credit Enhancer, each of the percentages contained in this Section 3.01(b) may be modified.

     In addition, the Servicer may agree to changes in the terms of a Mortgage Loan at the request of the Mortgagor, or may solicit Mortgagors to change the terms of Mortgage Loans, provided that such changes (i) do not materially and adversely affect the interests of Certificateholders or the Credit Enhancer and
(ii) are consistent with prudent and customary business practice as evidenced by a Certificate signed by a Servicing Officer delivered to the Trustee and the Credit Enhancer. Nothing herein shall limit the right of the Servicer to solicit Mortgagors with respect to new loans (including mortgage loans) that are not Mortgage Loans.

     The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     (c) If the rights, duties and obligations of the Servicer are terminated hereunder, any successor to the Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing subservicer arrangements with any subservicer or assume the terminated Servicer's rights under such subservicing arrangements, which termination or assumption will not violate the terms of such arrangements.

     Section 3.02. Collection of Certain Mortgage Loan Payments.

     (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement, follow the collection procedures it follows with respect to mortgage loans in its servicing portfolio that are comparable to the Mortgage Loans. Consistent with and without limiting the generality of the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid; provided that such arrangement is consistent with the Servicer's policies with respect to the mortgage loans it owns and services; and provided, further, that notwithstanding such arrangement such Mortgage Loans will be included in the information regarding delinquent Mortgage Loans set forth in the Servicing Certificate and monthly statement to Certificateholders pursuant to Section 5.03.

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

     (b) The Servicer shall establish and maintain a trust account (the "Collection Account") titled "The Bank of New York, as Trustee, in trust for the registered holders of Banc One ABS Corporation HELOC Asset-Backed Certificates, Series 1999-1 and MBIA." The Collection Account shall be an Eligible Account. On the Closing Date, the Servicer shall deposit any amounts representing payments on, and any collections in respect of, the Mortgage Loans received after the Cut-off Date and prior to the Closing Date, and thereafter the Servicer or the Seller, as the case may be, shall deposit within two Business Days following receipt thereof the following payments and collections received or made by it (without duplication):

          (i) all collections on and in respect of the Mortgage Loans;

          (ii) Net Liquidation Proceeds net of any related Foreclosure Profit;

          (iii) Insurance Proceeds (including for this purpose any amount required to be credited by the Servicer pursuant to the last sentence of
     Section 3.04 and excluding the portion thereof, if any, that has been applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with the normal servicing procedures of the Servicer); and

          (iv) any amounts required to be deposited therein pursuant to Section 10.01;

provided, however, that with respect to each Collection Period, the Servicer shall be permitted to retain the Servicing Fee for such Collection Period from payments in respect of interest on the Mortgage Loans. The foregoing requirements with respect to deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing Foreclosure Profits, fees or late charge penalties payable by Mortgagors or amounts received by the Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments, excess payoff amounts and similar items. The Servicer shall remit all Foreclosure Profits to the applicable Seller.

     Notwithstanding the foregoing, so long as the Servicer's short-term debt obligations are rated at least "A-1" and "P-1" by Standard & Poor's and Moody's, respectively, all amounts collected by the Servicer may be commingled with other general collections of the Servicer and amounts collected on the Mortgage Loans for each Collection Period shall be deposited in same-day funds into the Collection Account no later than one Business Day prior to the related Distribution Date.

     The Trustee shall hold amounts deposited in the Collection Account as trustee for the Certificateholders and for the Credit Enhancer. Such funds may be invested in Eligible Investments maturing no later than one Business Day prior to the date on which the amount the deposit therein is required to be deposited to the Collection Account, or on such Distribution Date if approved by the Rating Agencies and the Credit Enhancer. In addition, the Servicer shall notify the Trustee and the Credit Enhancer in writing on each Determination Date of the amount of payments and collections in the Collection Account allocable to Interest Collections and Principal Collections for the related Distribution Date.

     All income and gain, if any, realized from any investment in Eligible Investments of funds in the Collection Account shall be for the benefit of the Investor Certificateholders. The amount of any losses incurred in respect of the principal amount of any such investments shall be deemed not to be on deposit in the Collection Account.

     Section 3.03. Withdrawals from the Collection Account. From time to time, withdrawals may be made from the Collection Account by the Servicer for the following purposes:

          (i) To pay to itself as Servicer an amount equal to its Servicing Fee pursuant to Section 3.08;

          (ii) To pay to itself as Servicer amounts on deposit in the Collection Account that are not to be included in the distributions and payments pursuant to Section 5.01 to the extent provided by Section 3.02(b);

          (iii) To make or to permit the Paying Agent to make distributions and payments pursuant to Section 5.01; and

          (iv) Prior to the Collection Period immediately preceding the Rapid Amortization Commencement Date, to pay to the applicable Seller an amount equal to the Principal Balance of any Additional Balances with respect to Mortgage Loans transferred by such Seller as and when created during the related Collection Period; provided that the aggregate amount so paid to such Sellers in respect of Additional Balances on any day during a Collection Period shall not exceed the amount of Principal Collections received for such Collection Period on or prior to such day.

     Notwithstanding any provision herein to the contrary, if the Servicer deposits in the Collection Account any amount not required to be deposited therein or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non-payment, it may at any time withdraw such amount from the Collection Account, and any such amounts shall not be included in the amounts to be deposited in the Collection Account pursuant to Section 3.02(b).

     Section 3.04. Maintenance of Hazard Insurance; Property Protection Expenses. The Servicer shall not be obligated to monitor the maintenance of hazard insurance subsequent to the origination of a Mortgage Loan. The Servicer shall maintain hazard insurance with extended coverage on property acquired upon foreclosure or by deed in lieu of foreclosure, in an amount that is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements that are a part of such Mortgaged Property or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure, plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account to the extent required by Section 3.02. If any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of the Federal Flood Emergency Act. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to applicable laws and regulations in force from time to time. The Servicer may obtain and maintain a blanket insurance policy consistent with prudent industry standards insuring against all or certain hazard losses on all of the Mortgage Loans in an aggregate amount prudent under industry standards. Such blanket insurance policy may provide for a deductible. If a loss on a Mortgage Property occurs that would have been covered by the hazard insurance policy required pursuant to the first sentence of this Section 3.04, the Servicer shall deposit into the Collection Account any amount not payable under the blanket policy because of such deductible.

     Section 3.05. Assumption and Modification Agreements. If a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall exercise its right to accelerate the maturity of such Mortgage Loan consistent with the then-current practice of the Servicer and without regard to the inclusion of such Mortgage Loan in the Trust. If it elects not to enforce its right to accelerate or if it is prevented from doing so by applicable law, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Credit Line Agreement and, to the extent permitted by applicable law, the Mortgagor remains liable thereon, so long as such action conforms with the underwriting standards generally acceptable in the industry at the time for new origination. The Servicer shall notify the Trustee that any assumption and modification agreement has been completed by delivering to the Trustee an Officer's Certificate certifying that such agreement is in compliance with this
Section 3.05 and by forwarding to the applicable Custodian, as agent for the Trustee, the original copy of such assumption and modification agreement. Any such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. No change in the terms of the related Credit Line Agreement may be made by the Servicer in connection with any such assumption to the extent that such change would not be permitted to be made in respect of the original Credit Line Agreement pursuant to Section 3.01(b). Any fee collected by the Servicer for entering into any such agreement shall be retained by the Servicer as additional servicing compensation.

     Section 3.06. Realization Upon Defaulted Mortgage Loans. The Servicer shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default when, in the opinion of the Servicer based upon the practices and procedures referred to in the following sentence, no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02, provided that if the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Servicer shall not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such foreclosure or other conversion, the Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to cure such default) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities; provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards curing of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds.

     If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or Certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders.

Section 3.07. Trustee to Cooperate. On or before each Distribution Date, the Servicer shall notify the Trustee of the payment in full of the Principal Balance of any Mortgage Loan during the preceding Collection Period, which notification shall be by a certification of a Servicing Officer (including a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account pursuant to
Section 3.02 have been so deposited or credited). Upon any such payment in full, if the assignments of Mortgage have been recorded as required hereunder, the Servicer is authorized to execute an instrument of satisfaction regarding the related Mortgage pursuant to the authorization contained in Section 3.01, which instrument of satisfaction shall be recorded by the Servicer (if required by applicable law) and delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan or in connection with the payment in full of the Principal Balance of any Mortgage Loan, the Trustee shall release the related Mortgage File to the Servicer upon request of the Servicer and delivery to the Trustee of a Request for Release substantially in the form attached hereto as Exhibit F signed by a Servicing Officer, and the Trustee shall execute such documents, in the forms provided by the Servicer, as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Trustee when it is no longer needed by the Servicer, unless the Mortgage Loan shall be liquidated, in which case the trust receipt shall be released by the Trustee or such Custodian to the Servicer upon receipt of a certification of a Servicing Officer similar to the certification specified above.

         To facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the assignments of Mortgage in accordance with the provisions hereof, the Trustee, if requested in writing by the Servicer, shall execute an appropriate assignment in the form provided to the Trustee by the Servicer to assign such Mortgage Loan for the purpose of collection to the Servicer or to the related subservicer (any such assignment unambiguously indicating that the assignment is for the purpose of collection only) and, upon such assignment, the Servicer shall thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit the Net Liquidation Proceeds (exclusive of Foreclosure Profits) received with respect thereto in the Collection Account. If all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured, then the Servicer shall promptly reassign such Mortgage Loan to the Trustee and return the related Mortgage File to the location where it previously was being maintained.

     Section 3.08. Servicing Compensation; Payment of Certain Expenses by Servicer. The Servicer shall be entitled to receive the Servicing Fee pursuant to Section 3.03 as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of late payment charges or other receipts not required to be deposited in the Collection Account (other than Foreclosure Profits) shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders), and shall not be entitled to reimbursement therefor except as specifically provided herein. Liquidation Expenses are reimbursable to the Servicer solely from related Liquidation Proceeds.

     Section 3.09. Annual Statement as to Compliance.

     (a) The Servicer shall deliver to the Trustee, the Credit Enhancer and the Rating Agencies, on or before May 31 of each year, beginning May 31, 2000, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding fiscal year (or such shorter period as is applicable in the case of the first report) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its material obligations under this Agreement throughout such fiscal year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     (b) The Servicer shall deliver, by means of an Officer's Certificate, written notice of any event that with the giving of notice or the lapse of time or both would become an Event of Servicing Termination to the Trustee, the Credit Enhancer and each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter.

     Section 3.10. Annual Servicing Report. On or before May 31 of each year, beginning May 31, 2000, the Servicer, at its expense, shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish a report to the Trustee, the Credit Enhancer and each Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans during the most recent fiscal year then ended under pooling and servicing agreements substantially similar to this Agreement, including this Agreement, that such examination was conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, and that such examination has disclosed no items of noncompliance with the provisions of this Agreement that, in the opinion of such firm, are material, except for any items of noncompliance as shall be set forth in such report.

     Section 3.11. RESERVED

     Section 3.12. Access to Certain Documentation and Information Regarding the Mortgage Loans.

     (a) The Servicer shall provide to the Trustee, the Credit Enhancer, any Investor Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, the FDIC and the supervisory agents and examiners of the office of Thrift Supervision access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, and the failure of the Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

     (b) On or before the related Determination Date preceding each Distribution Date, the Servicer shall supply such information (in such form as the Trustee shall reasonably request) to the Trustee and the Paying Agent, as is required, in the Trustee's reasonable judgment, to enable the Paying Agent or the Trustee, as the case may be, to make required distributions, to furnish the required reports to Certificateholders and to make any claim under the Policy.

     Section 3.13. Maintenance of Certain Servicing Insurance Policies. During the term of its service as servicer, the Servicer shall maintain in force (i) a policy or policies of insurance (which may be self-insurance) covering errors and omissions in the performance of its obligations as Servicer hereunder and
(ii) a fidelity bond (or self-insurance) in respect of its officers, employees or agents. Each such policy or policies and bond together shall comply with the requirements from time to time of the Federal National Mortgage Association for persons performing servicing for mortgage loans purchased by such Association.

     Section 3.14. Reports to the Securities and Exchange Commission. The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Each of the Seller, the Servicer, the Depositor and the holder of the Transferor Interest shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section 3.14.

     Section 3.15. Tax Returns. In accordance with Section 2.08, the Trustee shall prepare and file any Federal, State or local income and franchise tax return for the Trust, as well as any other applicable return, and apply for a taxpayer identification number on behalf of the Trust. The holder of the Transferor Interest shall treat the Mortgage Loans as its property for all Federal, State or local tax purposes and shall report all income earned thereon (including amounts payable as fees to the Servicer) as its income for income tax purposes. If the Trust shall be required pursuant to an audit or administrative proceeding or change in applicable regulations to file Federal, State or local tax returns, the Trustee shall prepare and file or shall cause to be prepared and filed any tax returns required to be filed by the Trust, the Trustee shall promptly sign such returns and deliver such returns after signature to the Servicer and such returns shall be filed by the Servicer. The Trustee also shall prepare or shall cause to be prepared all tax information required by law to be distributed to Investor Certificateholders. In no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders, the holder of the Transferor Interest or the Certificate Owners arising under any tax law, including without limitation Federal, State or local income and franchise or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

     Section 3.16. Information Required by the Internal Revenue Service Generally and Reports of Foreclosures and Abandonments of Mortgaged Property. The Trustee shall prepare and deliver all Federal and State information reports when and as required by all applicable State and Federal income tax laws including without limitation those under Sections 6050M, 6050J and 6050P of the Code. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Servicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 2000, the Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trustee acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The report from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J.


                                   ARTICLE IV

                              Servicing Certificate

     Section 4.01. Servicing Certificate. Not later than each Determination Date, the Servicer shall deliver (a) to the Trustee, the Statement to Certificateholders required to be prepared pursuant to Section 5.03, and (b) to the Trustee, the Seller, the Depositor, the Paying Agent, the Credit Enhancer and each Rating Agency a Servicing Certificate (in written form or the form of computer readable media or such other form as may be agreed to by the Trustee and the Servicer), together with an Officer's Certificate to the effect that such Servicing Certificate is true and correct in all material respects, and setting forth the related Collection Period, Distribution Date, the series number of the Certificates, and the date of this Agreement, together with the following information:

          (i) the aggregate amount of collections received in respect of the Mortgage Loans on or prior to the Determination Date for such Collection Period;

          (ii) the aggregate amount of (a) Interest Collections and (b) Principal Collections for such Collection Period;

          (iii) the Investor Floating Allocation Percentage and the Investor Fixed Allocation Percentage for such Collection Period;

          (iv) the Investor Interest Collections and Investor Principal Collections for such Collection Period;

          (v) the Transferor Interest Collections and Transferor Principal Collections for such Collection Period;

          (vi) the Investor Certificate Interest and the Investor Certificate Rate for the related Interest Period;

          (vii) the amount, if any, of such Investor Certificate Interest that is not payable on account of insufficient Investor Interest Collections;

          (viii) the portion of the Unpaid Investor Certificate Interest Shortfall, if any, and (separately stated) the amount of interest on such shortfall at the Certificate Rate applicable from time to time to be distributed on such Distribution Date;

          (ix) the Unpaid Investor Certificate Interest Shortfall, if any, remaining after the distribution on such Distribution Date;

          (x) the Accelerated Principal Distribution Amount and the portion thereof that will be distributed pursuant to Section 5.01(a)(viii);

          (xi) the Scheduled Principal Collections Distribution Amount, separately stating the components thereof;

          (xii) the amount of any Transfer Deposit Amount paid by the Seller or the Depositor pursuant to Section 2.02 or 2.04;

          (xiii) any accrued and unpaid Servicing Fees for previous Collection Periods and the Servicing Fee for such Collection Period;

          (xiv) the Investor Loss Amount for such Collection Period;

          (xv) the aggregate amount, if any, of Investor Loss Reduction Amounts for previous Distribution Dates that have not been previously reimbursed to Investor Certificateholders pursuant to 5.01(a)(iv);

          (xvi) the aggregate Principal Balance of the Mortgage Loans as of the end of the related Collection Period and as of the end of the Collection Period immediately preceding the related Collection Period, separately identifying the aggregate Locked Balances and HELOC Balances, together with the percentage of Locked Balances as of the end of the related Collection Period (calculated by dividing the aggregate Locked Balances by the Pool Balance as of such date);

          (xvii) the Pool Balance as of the end of the related Collection Period and as of the end of the Collection Period preceding the related Collection Period;

          (xviii) the Invested Amount as of the end of the related Collection Period;

          (xix) the Investor Certificate Principal Balance and Pool Factor after giving effect to the distribution on such Distribution Date and to any reduction on account of the Investor Loss Amount;

          (xx) the Transferor Principal Balance after giving effect to the distribution on such Distribution Date;

          (xxi) the aggregate amount of Additional Balances created during the related Collection Period;

          (xxii) the number and aggregate Principal Balances of Mortgage Loans
     (x) as to which the Regular Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively and (y) that have become REO, in each case as of the end of the related Collection Period;

          (xxiii) whether a Rapid Amortization Event has occurred since the prior Determination Date, specifying each such Rapid Amortization Event if any has occurred; and

          (xxiv) whether an Event of Servicing Termination has occurred since the prior Determination Date, specifying each such Event of Servicing Termination if any has occurred;

          (xxv) the amount to be distributed to the Credit Enhancer pursuant to
     Section 5.01(a)(vi) and Section 5.01(a)(ix), stated separately;

          (xxvi) the amount to be distributed to the Spread Account pursuant to
     Section 5.01(a)(vii);

          (xxvii) the Guaranteed Principal Distribution Amount for such Distribution Date;

          (xxviii) the Credit Enhancement Draw Amount, if any, for such Distribution Date;

          (xxix) the amount to be distributed to the holder of the Transferor Interest pursuant to Section 5.01(a)(xii);

          (xxx) the amount to be paid to the Servicer pursuant to Section 5.01(a)(x);

          (xxxi) the weighted average Loan Rate as of the end of the related Collection Period;

          (xxxii) the total amount of funds on deposit in the Spread Account (after giving effect to any deposit thereto and withdrawals therefrom), the applicable Required Spread Account Amount and the aggregate amount of any withdrawals from the Spread Account for such Distribution Date;

          (xxxiii) the Overcollateralization Amount after giving effect to the distribution to be made on such Distribution Date;

          (xxxiv) the number and Principal Balances of any Mortgage Loans retransferred to the holder of the Transferor Interest pursuant to Section 2.06;

          (xxxv) the Recalculated Weighted Average Gross Margin;

          (xxxvi) the weighted Combined Loan-to-Value Ratio as of the last day of the related Collection Period; and

          (xxxvii) the number and aggregate Principal Balance of all Mortgage Loans that did not receive a monthly payment during such Collection Period pursuant to the "Skip-a-Pay Program".

The Trustee shall conclusively rely upon the information contained in a Servicing Certificate for purposes of making distributions pursuant to Section 5.01, shall have no duty to inquire into such information and shall have no liability in so relying. The format and content of the Servicing Certificate may be modified by the mutual agreement of the Servicer, the Trustee and the Credit Enhancer. The Servicer shall give notice of any such change to each Rating Agency.

     Section 4.02. Claims upon the Policy; Policy Payments Account.

     (a) If, by the close of business on the third Business Day prior to a Distribution Date, the Servicer notifies the Trustee that on such Distribution Date the sum of (i) the funds that will be on deposit in the Collection Account for the related Collection Period that are payable to the Investor Certificateholders pursuant to Sections 5.01(a) and (b) (after giving effect to the distribution of the Trustee Fee and the Premium) and (ii) the amount that will be on deposit in the Spread Account will be insufficient to pay the Guaranteed Distribution on such Distribution Date, then the Trustee shall give notice to the Credit Enhancer by telephone or telecopy of the applicable Credit Enhancement Draw Amount. Such notice of such sum shall be confirmed in writing by the Servicer to the Credit Enhancer and the Fiscal Agent, if any, in the form set forth as Exhibit A to the Policy, at or before 10:00 a.m., New York City time, on the second Business Day prior to such Distribution Date. Pursuant to the Policy, following receipt by the Credit Enhancer of such notice in such form, the Credit Enhancer or the Fiscal Agent will pay any amount payable under the Policy on the later to occur of (i) 12:00 noon, New York City time, on the Business Day next succeeding presentation to the Fiscal Agent and (ii) 12:00 noon, New York City time, on the Distribution Date to which such deficiency relates.

     (b) The Trustee shall establish a separate special purpose trust account, which account shall be an Eligible Account, for the benefit of Holders of the Investor Certificates and the Credit Enhancer referred to herein as the "Policy Payments Account," over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amount paid under the Policy in the Policy Payments Account and distribute such amount only for purposes of payment to Holders of the Investor Certificates of the Guaranteed Distribution for which a claim was made, and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Trustee or the Trust Fund. Amounts paid under the Policy shall be transferred to the Collection Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Holders of Investor Certificates in accordance with Section 5.01. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Guaranteed Distribution with other funds available to make such payment; however, the amount of any payment of principal of or interest on the Investor Certificates to be paid from funds transferred from the Policy Payments Account shall be noted as provided in paragraph (c) below in the Certificate Register and in the statement to be furnished to Holders of the Investor Certificates pursuant to Section 5.03. Funds held in the Policy Payments Account shall not be invested.

     On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trustee as a result of any claim under the Policy, to the extent required to make the Guaranteed Distribution on such Distribution Date, shall be withdrawn from the Policy Payments Account and deposited in the Collection Account and applied by the Trustee, together with the other funds to be withdrawn from the Collection Account pursuant to Section 5.01, directly to the payment in full of the Guaranteed Distribution due on the Investor Certificates. Any funds received by the Trustee shall be used solely for payment to the Holders of Investor Certificates and may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Trustee or the Trust. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Credit Enhancer by the end of such Business Day pursuant to the instructions of the Credit Enhancer.

     (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Investor Certificate from moneys received under the Policy. The Credit Enhancer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

     (d) The Trustee shall promptly notify the Credit Enhancer and Fiscal Agent of any proceeding or the institution of any action of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law with respect to a proceeding against or by the Sellers, the Servicer or the Trust (a "Preference Claim") of any distribution made with respect to the Investor Certificates. Each Investor Certificateholder, by its purchase of Investor Certificates, the Servicer and the Trustee hereby agree that at any time during the continuation of any proceeding relating to a Preference Claim the Credit Enhancer may (so long as no Credit Enhancer Default exists) direct all matters relating to such Preference Claim, including without limitation (i) the direction of any appeal of any order relating to such Preference Claim and
(ii) the posting of any surety, supersede as or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Credit Enhancer shall be subrogated to the rights of the Servicer, the Trustee and each Investor Certificateholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

     Section 4.03. Spread Account.

     (a) The Trustee shall establish and maintain a separate trust account (the "Spread Account") titled "The Bank of New York, as Trustee, in trust for the registered holders of Banc One ABS Corporation HELOC Asset-Backed Certificates, Series 1999-1 and MBIA." The Spread Account shall be an Eligible Account. Amounts on deposit in the Spread Account will, at the direction of the holder of the Transferor Interest, be invested in Eligible Investments maturing no later than the day before the next Distribution Date.

     All income and gain realized from any investment of funds in the Spread Account shall be for the benefit of the holder of the Transferor Interest and shall be subject to its withdrawal from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deemed not to be on deposit in the Spread Account.

     (b) On each Determination Date the Trustee shall determine (i) the extent to which Investor Interest Collections and Reallocated Investor Principal Collections applied in the order specified in Section 5.01(a) are insufficient to make distributions as provided in clauses (i) and (ii) of Section 5.01(a) or Investor Interest Collections applied in the order specified in Section 5.01(a) are insufficient to make distributions as provided in clauses (i), (ii) and
(iii) of Section 5.01(a) and (ii) with respect to the Distribution Date in July 2020, the Guaranteed Principal Distribution Amount for the related Distribution Date. On each Distribution Date, the Trustee shall withdraw from the Spread Account and deposit into the Collection Account the lesser of the amount on deposit in the Spread Account and an amount equal to the sum of the amounts, if any, determined in clauses (i) and (ii) of the preceding sentence. In addition, on each Distribution Date the Trustee shall withdraw the amount, if any, on deposit in the Spread Account (after giving effect to all deposits thereto and withdrawals therefrom on such Distribution Date) in excess of the Required Spread Account Amount and shall deposit such funds in the Collection Account.

     (c) Following the termination of the Trust pursuant to Section 10.01 or
11.02 hereof, the Trustee shall withdraw all amounts then on deposit in the Spread Account and distribute such amounts first, to any amounts due and owing to the Credit Enhancer and then, to the holder of the Transferor Interest. If on any Distribution Date the amount on deposit in the Spread Account exceeds the Required Spread Account Amount, the Trustee shall withdraw and distribute such excess to the holder of the Transferor Interest.

     Section 4.04. Effect of Payments by the Credit Enhancer; Subrogation. Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Investor Certificates that is made with monies received pursuant to the terms of the Policy shall not be considered payment of such Investor Certificates from the Trust and shall not result in the payment of or the provision for the payment of the principal of or interest on such Investor Certificates within the meaning of Section 5.01. The Depositor, the Servicer and the Trustee acknowledge and each Holder by its acceptance of an Investor Certificate agrees that without the need for any further action on the part of the Credit Enhancer, the Depositor, the Servicer, the Trustee or the Certificate Registrar (a) to the extent the Credit Enhancer makes payments, directly or indirectly, on account of principal of or interest on any Investor Certificates to the Holders of such Certificates, the Credit Enhancer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Trust and (b) the Credit Enhancer shall be paid such principal and interest but only from the sources and in the manner provided herein for the Payment of such principal and interest.

     The Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Credit Enhancer for action to preserve or enforce the Credit Enhancer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

     Section 4.05. Reallocated Investor Principal Collections. On each Determination Date the Trustee shall determine the extent to which Investor Interest Collections applied in the order specified in Section 5.01(a) are insufficient to make distributions as provided in clauses (i) and (ii) of
Section 5.01(a). On each Distribution Date, the Trustee shall apply any Reallocated Investor Principal Collections to make the distribution as provided in clauses (i) and (ii) of Section 5.01(a), and such Reallocated Investor Principal Collections shall no longer be available for distributions of principal as provided in Section 5.01(b).


                                   ARTICLE V

                           Payments and Statements to
                Certificateholders; Rights of Certificateholders

     Section 5.01. Distributions.

     (a) Distributions of Investor Interest Collections and Investment Proceeds. To the extent of (A) Investor Interest Collections collected during the related Collection Period, (B) any Reallocated Investor Principal Collections as determined pursuant to Section 4.05 and (C) any amounts transferred from the Spread Account as determined pursuant to Section 4.03(b) and subject to Section 11.02(b), on each Distribution Date, the Trustee or the Paying Agent, as the case may be, shall distribute from the Collection Account the following amounts and in the following order of priority to the following Persons (based on the information set forth in the Servicing Certificate):

          (i) to the Trustee, the Trustee Fee for such Distribution Date;

          (ii) to the Investor Certificateholders, the sum of (A) the Investor Certificate Interest for such Distribution Date plus (B) any Unpaid Investor Certificate Interest Shortfall, for such Distribution Date plus,
     (C) to the extent legally permissible, interest thereon at the Investor Certificate Rate plus 2% per annum;

          (iii) to the Investor Certificateholders, any Investor Loss Amount for such Collection Period as payment of principal in reduction of the Investor Certificate Principal Balance;

          (iv) to the Investor Certificateholders, the aggregate amount of any Investor Loss Reduction Amounts for previous Distribution Dates that have not been previously reimbursed to Investor Certificateholders, as payment of principal in reduction of the Investor Certificate Principal Balance;

          (v) to the Credit Enhancer, the premium pursuant to the Insurance Agreement;

          (vi) to the Credit Enhancer, to reimburse the Credit Enhancer for previously unreimbursed Credit Enhancement Draw Amounts together with interest thereon, calculated as set forth in the Insurance Agreement;

          (vii) to deposit into the Spread Account, until the aggregate amount of funds therein is equal to the Required Spread Account Amount;

          (viii) to the Investor Certificateholders, any Accelerated Principal Distribution Amount for such Distribution Date,;

          (ix) to the Credit Enhancer for any amounts owed to the Credit Enhancer pursuant to the Insurance Agreement;

          (x) to the Servicer for any amount required to be paid to the Servicer pursuant to Section 7.03 that has not been previously paid to the Servicer;

          (xi) to the Investor Certificateholders, any LIBOR Interest Carryover for such Distribution Date; and

          (xii) to the holder of the Transferor Interest, any remaining amount.

     (b) Distribution of Principal Collections. Subject to Section 11.02(b) and on each Distribution Date other than the Distribution Date in July 2020, the Trustee shall distribute from the Collection Account to the Investor Certificateholders the Investor Principal Collections (including amounts transferred thereto from the Spread Account pursuant to Section 4.03(b) in respect of the amount determined pursuant to Section 4.03(b)(ii)), up to the Scheduled Principal Collections Distribution Amount (less any Reallocated Investor Principal Collections for such Distribution Date and any Overcollateralization Release Amount for such Distribution Date); provided, however, that the amount distributed pursuant to this Section 5.01(b) shall not exceed of the Investor Certificate Principal Balance. On the Distribution Date in July 2020 the Trustee shall distribute to Investor Certificateholders the Investor Principal Collections (including amounts transferred thereto from the Spread Account pursuant to Section 4.03(b) in respect of the amount determined pursuant to Section 4.03(b)(ii)), up to the Investor Certificate Principal Balance.

     (c) Distribution of Overcollateralization Release Amount. On each Distribution Date, the Trustee shall distribute from the Collection Account to the holder of the Transferor Interest the Overcollateralization Release Amount, if any, for such Distribution Date.

     (d) Distribution of the Credit Enhancement Draw Amount. With respect to any Distribution Date, to the extent that Investor Interest Collections, Reallocated Investor Principal Collections and amounts transferred from the Spread Account on the related Distribution Date in respect of the amount determined pursuant to
Section 4.03(b)(i) (applied in the order specified in Section 5.01(a)) are insufficient to make distributions as provided in Section 5.01(a)(ii), the Trustee shall make such payments from the amount drawn under the Policy for such Distribution Date pursuant to Section 4.02. With respect to any Distribution Date as to which there is a Guaranteed Principal Distribution Amount, the Trustee shall distribute the Guaranteed Principal

Distribution Amount to Certificateholders from the amount drawn under the Policy for such Distribution Date pursuant to Section 4.02.

     The aggregate amount of principal distributed to the Investor Certificateholders under this Agreement shall not exceed the Original Investor Certificate Principal Balance.

     (e) Method of Distribution. The Trustee shall make distributions on each Distribution Date to each Investor Certificateholder of record on the related Record Date (other than as provided in Section 10.01 with respect to the final distribution) by check or money order mailed to such Investor Certificateholder at the address appearing in the Certificate Register or, upon written request by an Investor Certificateholder delivered to the Trustee at least five Business Days prior to such Record Date, by wire transfer (but only if such Certificateholder is the Depository or such Certificateholder owns of record one or more Investor Certificates having principal denominations aggregating at least $1,000,000), or by such other means of payment as such Investor Certificateholder and the Trustee shall agree. Distributions among Investor Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Investor Certificates held by such Investor Certificateholders.

     (f) Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Investor Certificates. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor, the Credit Enhancer or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

     (g) Distributions to holder of the Transferor Interest. On each Distribution Date, based upon the information set forth in the Servicing Certificate for such Distribution Date, the Trustee shall, distribute to the holder of the Transferor Interest (i) the Transferor Interest Collections for the related Collection Period and (ii) the portion of Transferor Principal Collections for the related Collection Period in excess of Additional Balances created during such Collection Period; provided that collections allocable to the Transferor Interest shall be distributed to the holder of the Transferor Interest only to the extent that such distribution will not reduce the amount of the Transferor Principal Balance as of the related Distribution Date below the Minimum Transferor Interest. Amounts not distributed to the holder of the Transferor Interest as the result of such limitation shall be retained in the Collection Account until the Transferor Principal Balance exceeds the Minimum Transferor Interest, at which time such excess shall be released to the holder of the Transferor Interest.

     Section 5.02. Calculation of the Investor Certificate Rate. On the second LIBOR Business Day immediately preceding each Distribution Date (or, in the case of the first Interest Period, on the second LIBOR Business Day immediately preceding the Closing Date), the

Trustee shall determine LIBOR for the Interest Period commencing on such Distribution Date and shall inform the Servicer (at the facsimile number given to the Trustee in writing) of such rates. On each Determination Date, the Trustee shall determine the applicable Investor Certificate Rate for the related Distribution Date.

     Section 5.03. Statements to Certificateholders. Concurrently with each distribution to Investor Certificateholders, the Trustee shall forward to each Investor Certificateholder, the Servicer and each Rating Agency a statement prepared by the Servicer pursuant to Section 4.01 with respect to such distribution, setting forth:

          (i) the Investor Floating Allocation Percentage for the preceding Collection Period;

          (ii) the Investor Certificate Distribution Amount;

          (iii) the amount of Investor Certificate Interest included in such distribution and the related Investor Certificate Rate;

          (iv) the amount, if any, of any Unpaid Investor Certificate Interest Shortfall included in such distribution;

          (v) the amount, if any, of remaining Unpaid Investor Certificate Interest Shortfall after giving effect to such distribution;

          (vi) the amount, if any, of principal included in such distribution, separately stating the components thereof;

          (vii) the amount, if any, of the reimbursement of previous Investor Loss Reduction Amounts included in such distribution;

          (viii) the aggregate amount, if any, of unreimbursed Investor Loss Reduction Amounts after giving effect to such distribution;

          (ix) the Servicing Fee for such Distribution Date;

          (x) the Invested Amount, the Investor Certificate Principal Balance and the Pool Factor, each after giving effect to such distribution;

          (xi) the Pool Balance as of the end of the preceding Collection Period and the aggregate of the Principal Balances of the Mortgage Loans at the close of business on the last day of the related Collection Period;

          (xii) the Credit Enhancement Draw Amount, if any;

          (xiii) the number and aggregate Principal Balances of Mortgage Loans as to which the Regular Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

          (xiv) the book value (within the meaning of 12 C.F.R. ss. 571.13 or comparable provision) of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xv) the Investor Certificate Rate applicable to the distribution on the following Distribution Date;

          (xvi) the Required Spread Account Amount and the amount of funds on deposit in the Spread Account (after giving effect to any deposits thereto and withdrawals therefrom) on such Distribution Date;

          (xvii) the number and principal balances of any Mortgage Loans retransferred to the Transferor pursuant to Section 2.04 and Section 2.06;

          (xviii) any LIBOR Interest Carryover for such Distribution Date; and

          (xix) the Required Overcollateralization Amount for such Distribution Date and the amount of Overcollateralization remaining after giving effect to all distributions on such Distribution Date.

     In the case of information furnished pursuant to clauses (ii), (iii) (as to Investor Certificate Interest) (iv) and (viii) above, the amounts shall be expressed as a dollar amount per Investor Certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year, the Servicer shall prepare or cause to be prepared and shall forward to the Trustee the information set forth in clauses (iii) and (vi) above aggregated for such calendar year. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer or a Paying Agent pursuant to any requirements of the Code.

     The Trustee shall prepare or cause to be prepared (in a manner consistent with the treatment of the Investor Certificates as indebtedness of the holder of the Transferor Interest, or as may be otherwise required by Section 3.15) Internal Revenue Service Form 1099 (or any successor form) and any other tax forms required to be filed or furnished to Certificateholders in respect of distributions by the Trustee (or the Paying Agent) on the Investor Certificates and shall file and distribute such forms as required by law.

     Section 5.04. Rights of Certificateholders and holder of the Transferor Interest. The Investor Certificates shall represent fractional undivided interests in the Trust, including the benefits of the Collection Account and the right to receive Investor Interest Collections, Principal Collections and other amounts at the times and in the amounts specified in this Agreement; the Transferor Interest shall represent the remaining interest in the Trust.

                                   ARTICLE VI

                                The Certificates

     Section 6.01. The Certificates. The Investor Certificates shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust. The Investor Certificates initially shall be evidenced by one or more Certificates representing the entire original Investor Certificate Principal Balance and shall be held in minimum dollar denominations of $1,000 and integral dollar multiples in excess thereof, except that one Investor Certificate may be in a different denomination of less than $1,000 so that the sum of the denominations of all outstanding Investor Certificates shall equal the Original Investor Certificate Principal Balance. The sum of the denominations of all outstanding Investor Certificates shall equal the Original Investor Certificate Principal Balance. The Transferor Interest initially shall be an uncertificated interest issued upon the order of the Depositor to the Trustee concurrently with the sale and assignment to the Trustee of the Trust. The Transferor Interest may be certificated pursuant to Section 6.02(a). The Transferor Interest shall represent the entire interest in the assets of the Trust other than that represented by the Investor Certificates and shall initially be issued to Bank One, N.A.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal imprinted thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 6.02(c), the Investor Certificates shall be Book-Entry Certificates. The Transferor Interest shall not be a Book-Entry Certificate.

     Section 6.02. Registration of Transfer and Exchange of Investor Certificates; Appointment of Registrar.

     (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Investor Certificates and the Transferor Interest and of transfers and exchanges of Investor Certificates and the Transferor Interest as herein provided. The First National Bank of Chicago shall initially serve as Certificate Registrar for the purpose of registering Investor Certificates and the Transferor Interest and transfers and exchanges of Investor Certificates and the Transferor Interest as herein provided.

     Upon surrender for registration of transfer of any Investor Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Investor Certificates of the same aggregate Percentage Interest. Upon direction by the holder of the Transferor Interest to the Trustee and the Certificate Registrar, the Trustee shall issue the Transferor Interest in certificated form substantially in the form set forth in Exhibit B. Upon notification by the holder of the Transferor Interest to the Certificate Registrar of a transfer of the Transferor Interest and subject to Section 6.05, the Trustee on behalf of the Trust shall note on the Certificate Register the transfer of the Transferor Interest.

     At the option of the Investor Certificateholders, Investor Certificates also may be exchanged for other Investor Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Investor Certificates to be exchanged at any such office or agency of the Certificate Registrar. Whenever any Investor Certificates are so surrendered for exchange, the Trustee shall execute and authenticate and deliver the Investor Certificates that the Investor Certificateholder making the exchange is entitled to receive. If so required by the Trustee or the Certificate Registrar, each Investor Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (b) Except as provided in Section 6.02(c), the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Investor Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Investor Certificates; (iii) ownership and transfers of registration of the Investor Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository as representative of the Certificate Owners of the Investor Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

     (c) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository, and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Servicing Termination, the Depository, at the direction of Certificate Owners representing Percentage Interests aggregating not less than 51%, advises the Trustee in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered Investor Certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Investor Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall execute and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee to the extent applicable with respect to such Definitive Certificates, and the Trustee, the Certificate Registrar, the Servicer and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Investor Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

     Section 6.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 6.03, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this
Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 6.04. Persons Deemed Owners. Prior to due presentation of an Investor Certificate or the Transferor Interest for registration of transfer, the Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Depositor, the Trustee, any Paying Agent or the Certificate Registrar may treat the Person, including a Depository, in whose name any Certificate or the Transferor Interest is registered as the owner of such Investor Certificate or Transferor Interest for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Servicer, the Depositor, the Trustee the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     Section 6.05. Restrictions on Transfer of Transferor Interest.

     (a) The Transferor Interest shall be assigned, transferred, exchanged, pledged, financed, hypothecated or otherwise conveyed (collectively, for purposes of this Section 6.05 and any other Section referring to the Transferor Interest, "transferred" or a "transfer") only in accordance with this Section
6.05 and Section 7.02.

     (b) No transfer of a Transferor Interest shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable State securities laws or is made in accordance with the Securities Act and such laws. Except for the initial issuance of the Transferor Interest to the Holder thereof, the Trustee shall require (i) the transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Trustee certifying to the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or (ii) if the investment letter is not delivered, a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act or is being made pursuant to the Securities Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor. The Holder of a Transferor Interest desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with the Securities Act and such State laws.

     (c) The Transferor Interest and any interest therein shall not be transferred except upon satisfaction of the following conditions precedent: (i) the Person that acquires a Transferor Interest shall (A) be organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, (B) expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, the performance of every covenant and obligation of the holder of the Transferor Interest hereunder and (C) as part of its acquisition of a Transferor Interest, acquire all rights of the holder of the Transferor Interest or any transferee under this Section 6.05(c) to amounts payable to such holder of the Transferor Interest or such transferee under Sections 5.01(a)(xii) and 5.01(g); (ii) the holder of the Transferor Interest shall deliver to the Trustee an Officer's Certificate stating that such transfer and such supplemental agreement comply with this Section 6.05(c) and that all conditions precedent provided by this Section 6.05(c) have been complied with and an Opinion of Counsel stating that all conditions precedent provided by this Section 6.05(c) have been complied with, and the Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying; (iii) the holder of the Transferor Interest shall deliver to the Trustee a letter indicating that each Rating Agency and the Credit Enhancer have been notified of such transfer; (iv) the transferee of the Transferor Interest shall deliver to the Trustee an Opinion of Counsel to the effect that (a) such transfer will not adversely affect the treatment of the Investor Certificates after such transfer as debt for federal and applicable state income tax purposes, (b) such transfer will not result in the Trust being subject to tax at the entity level for federal or applicable state tax purposes, (c) such transfer will not have any material adverse impact on the federal or applicable state income taxation of an Investor Certificateholder or any Certificate Owner and
(d) such transfer will not result in the arrangement created by this Agreement or any "portion" of the Trust being treated as a taxable mortgage pool as defined in Section 7701(i) of the Code and (v) all filings and other actions necessary to continue the perfection of the interest of the Trust in the Mortgage Loans and the other property conveyed hereunder shall have been taken or made. Notwithstanding the foregoing, the requirement set forth in Section 6.05(c)(i)(A), shall not apply in the event the Trustee shall have received a letter from each Rating Agency confirming that its rating of the Investor Certificates, after giving effect to a proposed transfer to a Person that does not meet the requirement set forth in Section 6.05(c)(i)(A), shall not be reduced or withdrawn. Notwithstanding the foregoing, the requirements set forth in this Section 6.05(c) shall not apply to the initial issuance of the Transferor Interest to the Transferor.

     (d) Except for the initial issuance of the Transferor Interest, no transfer of a Transferor Interest shall be made unless the Trustee shall have received either (1) a representation letter from the transferee of such Transferor Interest, acceptable to and in form and substance satisfactory to the Trustee, to the effect that (i) such transferee is not an employee benefit or other plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a Person acting on behalf of, or with "plan assets" of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Transferor Interest with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Transferor Interest are eligible for the exemptive relief available under PTCE 95-60 or (2) in the case of any Transferor Interest presented for registration in the name of an employee benefit or other plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactment), a trustee of any such plan or a person using "plan assets" of any such plan, an Opinion of Counsel to the effect that the purchase or holding of such Transferor Interest will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor.

     Section 6.06. Appointment of Paying Agent.

     (a) The Paying Agent shall make distributions to Investor Certificateholders from the Collection Account pursuant to Section 5.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.03 and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be The First National Bank of Chicago. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor.

     (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

     Section 6.07. Acceptance of Obligations. The holder of the Transferor Interest, by its acceptance of the Transferor Interest, agrees to be bound by and to perform all the duties of the holder of the Transferor Interest set forth in this Agreement.


                                  ARTICLE VII

                   The Servicer, the Seller and the Depositor

     Section 7.01. Liability of the Servicer and the Depositor. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor herein.

     Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Depositor; Assignment of Servicing to an Affiliate. Any corporation into which the Servicer or the Depositor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Servicer or the Depositor, shall be the successor of the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In addition, so long as Bank One, N.A. or an Affiliate thereof is the Servicer, upon delivery of prior written notice to the Rating Agencies and the Credit Enhancer, the Servicer may assign all of its rights and obligations hereunder to any Eligible Affiliate Servicer, provided that such Eligible Affiliate Servicer agrees to be bound by the obligations of the Servicer under the Insurance Agreement.

     Section 7.03. Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of the Servicer or by reason of reckless disregard of obligations and duties of the Servicer hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person with respect to any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Investor Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to duties to service the Mortgage Loans in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Servicer shall only be entitled to be reimbursed therefor pursuant to Section 5.01(a)(x). The Servicer's right to indemnity or reimbursement pursuant to this Section 7.03 shall survive any resignation or termination of the Servicer pursuant to Section
7.04 or 8.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

     Section 7.04. Servicer Not to Resign. Subject to the provisions of Section 7.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement, (ii) appointment of an Eligible Affiliate Servicer pursuant to
Section 7.02 or (iii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee and the Credit Enhancer in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) each Rating Agency has been notified of the proposed appointment of such successor servicer as Servicer hereunder and has confirmed that the appointment of such successor servicer will not result in the reduction or withdrawal of the then current rating of the Investor Certificates without regard to the Policy; and (c) such proposed successor servicer is reasonably acceptable to the Credit Enhancer, as evidenced by a letter to the Trustee; provided, however, that no such resignation by the Servicer shall become effective until the Trustee or successor servicer designated by the Servicer as provided above shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 8.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections
8.01 and 8.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Credit Enhancer. The Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Certificateholders or the Credit Enhancer for any amounts paid by the Servicer pursuant to any provision of this Agreement.

     Section 7.05. Delegation of Duties. In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, or any subservicer referred to in Section 3.01, who agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 7.04.

     Section 7.06. Indemnification of the Trust by the Servicer. The Servicer shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Servicer's activities or omissions in servicing or administering the Mortgage Loans that are not in accordance with this Agreement, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that a successor Servicer shall provide such indemnification only against such loss, liability, expense, damage or injury described in this Section 7.06 that is further caused by the successor Servicer's willful malfeasance, bad faith or gross negligence. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section
7.06 shall survive the resignation or removal of the Servicer and termination of this Agreement.

     Section 7.07. RESERVED.

     Section 7.08. Limitation on Liability of the holder of the Transferor Interest. None of the directors or officers or employees or agents of the holder of the Transferor Interest shall be under any liability to the Trust, the Trustee or the Certificateholders, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and the issuance of the Certificates; provided, however, that this provision shall not protect any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties hereunder. The Transferor shall not be under any liability to the Trust, the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in its capacity as holder of the Transferor Interest pursuant to this Agreement, whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Transferor against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                                  ARTICLE VIII

                              Servicing Termination

     Section 8.01. Events of Servicing Termination. If any one of the following events ("Events of Servicing Termination") shall occur and be continuing:

          (i) Failure by the Servicer to deposit in the Collection Account any deposit required to be made under the terms of this Agreement that continues unremedied for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Credit Enhancer or Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 25%; or

          (ii) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Credit Enhancer or the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 25%; or (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (iv) The consent by the Servicer to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Servicing Termination shall not have been remedied by the Servicer, either the Trustee, the Credit Enhancer or the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51% (with the consent of the Credit Enhancer), by notice then given in writing to the Servicer (and to the Trustee if given by the Credit Enhancer or the Holders of Investor Certificates) may terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer also shall be given to each Rating Agency and the Credit Enhancer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and Related Documents or otherwise. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including without limitation the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, or that have been deposited by the Servicer in the Collection Account or thereafter received by the Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

     Notwithstanding the foregoing, a delay in or failure of performance under
Section 8.01(i) for a period of ten Business Days or under Section 8.01(ii) for a period of 60 Business Days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement, and the Servicer shall provide the Trustee, the holder of the Transferor Interest, the Credit Enhancer and the Investor Certificateholders with an Officers' Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Events of Servicing Termination.

     Section 8.02. Trustee to Act; Appointment of Successor.

     (a) On and after the time the Servicer receives a notice of termination pursuant to Section 7.04 or 8.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof. Notwithstanding the foregoing, if the Trustee becomes the Servicer hereunder, it shall have no responsibility or obligation (i) of repurchase or substitution with respect to any Mortgage Loan,
(ii) with respect to any representation or warranty of the Servicer or (iii) for any act or omission of either a predecessor or successor Servicer other than the Trustee. As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. In addition, the Trustee will be entitled to compensation with respect to its expenses in connection with conversion of certain information, documents and record keeping as provided in Section 7.04(b). Notwithstanding the foregoing, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee may (in the situation


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

described in clause (i)) or shall (in the situation described in clause (ii)) appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $15,000,000 as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that any such successor Servicer shall be acceptable to the Credit Enhancer, as evidenced by the Credit Enhancer's prior written consent, which consent shall not be unreasonably withheld; and provided, further, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies without regard to the Policy. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation the Servicer would otherwise have received pursuant to Section 3.08 (or such lesser compensation as the Trustee and such successor shall agree). The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) Any successor to the Servicer as servicer, including the Trustee, shall during the term of its service as servicer (i) continue to service and administer the Mortgage Loans for the benefit of Certificateholders and the Credit Enhancer and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.12. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer that may have arisen under this Agreement prior to its termination as Servicer (including, without limitation, any deductible under an insurance policy pursuant to Section 3.04), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of their representations or warranties contained herein.

     Section 8.03. Notification to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this Article VIII or
Section 7.04, the Trustee shall give prompt written notice to thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, to the Credit Enhancer and to each Rating Agency.




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                                   ARTICLE IX

                                   The Trustee

     Section 9.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Servicing Termination and after the curing or waiver of all Events of Servicing Termination that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Servicing Termination (that has not been cured or waived) has occurred of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that if the Trustee is acting as Servicer it shall use the same degree of care and skill as is required of the Servicer under this Agreement.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) prior to the occurrence of an Event of Servicing Termination of which a Responsible Officer of the Trustee has knowledge, and after the curing or waiver of all such Events of Servicing Termination that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any Certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

          (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or direction of the Credit Enhancer or in accordance with the direction of the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51% relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and



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          (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in
     Section 8.01 (i) and (ii) or of the occurrence of a Rapid Amortization
     Event unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, the Credit Enhancer or Investor Certificateholders evidencing Percentage Interests aggregating not less than 51%.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement, and in no event shall it be required to perform or accept responsibility for the obligations of the Depositor, the Seller or the Transferor.

     Section 9.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 9.01:

          (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or the Credit Enhancer pursuant to the provisions of this Agreement, unless such Certificateholders or the Credit Enhancer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act. Notwithstanding the foregoing, nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Servicing Termination (that has not been cured or waived) of which a Responsible Officer has knowledge, to exercise such of the rights and powers vested in it by this Agreement and to use the same degree


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

     of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs, unless it is acting as Servicer;

          (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) prior to the occurrence of an Event of Servicing Termination of which a Responsible Officer has knowledge and after the curing or waiver of all Events of Servicing Termination that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

          (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section 8.02; and

          (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through an Affiliate, agents or attorneys or a custodian and the Trustee shall not be responsible for any misconduct or negligence on the part of any such Affiliate, agent, attorney or custodian appointed with due care by it hereunder.

     Section 9.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or Related Document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the


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Trust or its ability to generate the payments to be distributed to
Certificateholders under this Agreement, including without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); the compliance by the Depositor, the Seller or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02), any subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02), or any subservicer taken in the name of the Trustee; the failure of the Servicer or any subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer) or to record this Agreement.

     Section 9.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Seller, the Servicer, the Credit Enhancer or the Depositor.

     Section 9.05. Servicer to Pay Trustee's Fees and Expenses; Servicer to Indemnify. To the extent not otherwise paid pursuant to Section 5.01(a)(i), the Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. The Servicer covenants and agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the gross negligence or bad faith of the Trustee. This Section 9.05 shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.



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     Section 9.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07.

     Section 9.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Transferor, the Depositor, the Servicer, the Credit Enhancer and each Rating Agency. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor Trustee (approved in writing by the Credit Enhancer, so long as such approval is not unreasonably withheld) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee (who shall deliver a copy to the Servicer) and one copy to the successor Trustee; provided, however, that any such successor Trustee shall be subject to the prior written approval of the Transferor. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Transferor or the Credit Enhancer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located (which tax cannot be vacated by the appointment of a co-Trustee or separate trustee pursuant to Section 9.10), then the Transferor or the Credit Enhancer may remove the Trustee. If the Transferor or the Credit Enhancer removes the Trustee under the authority of the immediately preceding sentence, the Transferor shall promptly appoint a successor Trustee (approved in writing by the Credit Enhancer, which approval shall not be unreasonably withheld) by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

     The Holders of Investor Certificates evidencing Percentage Interests aggregating more than 50% of all Investor Certificates may at any time remove the Trustee by written instrument or instruments delivered to the Servicer, the Transferor and the Trustee, and the Transferor shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section 9.07.



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     Any resignation or removal of the Trustee and appointment of a successor
Trustee pursuant to any of the provisions of this Section 9.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.08.

     Section 9.08. Successor Trustee. Any successor Trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Transferor, the Depositor, the Servicer, the Credit Enhancer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Transferor, the Depositor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section
9.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 9.08, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Holders of Investor Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fails to mail such notice within 30 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     Section 9.09. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, any thing herein to the contrary notwithstanding.

     Section 9.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Transferor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments necessary to appoint one or more Persons approved by the Credit Enhancer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Transferor and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer and the Credit Enhancer. If the Transferor shall not have joined in such appointment within 15 days after the

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receipt by it of a request so to do, or if an Event of Servicing Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, provided that following the occurrence of an Event of Servicing Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Each instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this
Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provide therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Transferor and the Servicer.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of it estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.



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     Section 9.11. Limitation of Liability. The Certificates are executed by the
Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee, but is made and intended for the purpose of binding only the Trust.

     Section 9.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Investor Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Investor Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in it own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

     Section 9.13. Suits for Enforcement. If an Event of Servicing Termination or other default by the Servicer, the Transferor, the Depositor or the Seller hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Investor Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Investor Certificateholder.


                                   ARTICLE X

                                   Termination

     Section 10.01. Termination.

     (a) The respective obligations and responsibilities of the Servicer, the Depositor, the Transferor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this
Article X following the later of (A) payment in full of all amounts owing to the Credit Enhancer and (B) the earliest of (i) the transfer, under the conditions specified in Section 10.01(b), to the holder of the Transferor Interest of each Mortgage Loan and all property acquired in respect of any Mortgage Loan remaining in the Trust for an amount equal to the sum of (w) the Investor Certificate Principal Balance, (x) accrued and unpaid Investor Certificate Interest through the day preceding the final Distribution Date, (y) interest accrued on any Unpaid Investor Certificate Interest Shortfall, to the extent legally permissible and (z) any unpaid LIBOR Interest Carryover, (ii) the day following the Distribution Date on which the distribution made to Investor Certificateholders has reduced the Investor Certificate Principal Balance to zero, (iii) the final


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payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iv) the Distribution Date in July 2020; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the date of the death of the last surviving descendant of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Upon termination in accordance with Section 10.01(i) or (ii), the Trustee shall execute such documents and instruments of transfer presented by the holder of the Transferor Interest, in each case without recourse, representation or warranty, and take such other actions as the holder of the Transferor Interest may reasonably request to effect the transfer of the Mortgage Loans to the holder of the Transferor Interest.

     (b) The holder of the Transferor Interest shall have the right to exercise the option to effect the transfer to the holder of the Transferor Interest of each Mortgage Loan pursuant to Section 10.01(a) above on any Distribution Date on or after the Distribution Date immediately prior to which the Investor Certificate Principal Balance is less than 5 percent of the Original Investor Certificate Principal Balance and all amounts due and owing to the Credit Enhancer for unpaid premiums and unreimbursed draws on the Policy, together with interest thereon as provided under the Insurance Agreement, have been paid.

     (c) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Investor Certificateholders may surrender their Investor Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee (upon receipt of written directions from the holder of the Transferor Interest, if the holder of the Transferor Interest is exercising its right to transfer of the Mortgage Loans, given not later than the first day of the month preceding the month of such final distribution) to the Credit Enhancer and to the Servicer by letter to Investor Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (i) the Distribution Date upon which final distribution to the Investor Certificates will be made upon presentation and surrender of Investor Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Investor Certificates at the office or agency of the Trustee therein specified. If written directions are delivered by the holder of the Transferor Interest to the Trustee as described in the preceding sentence, the holder of the Transferor Interest shall deposit in the Collection Account on or before the Distribution Date for such final distribution in immediately available funds an amount which, when added to the funds on deposit in the Collection Account that are payable to the Investor Certificateholders, will be equal to the retransfer amount for the Mortgage Loans computed as above provided.

     (d) Upon presentation and surrender of the Investor Certificates, the Trustee shall cause to be distributed to the Holders of Investor Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Investor Certificates and to the extent that funds are available for such purpose, an amount equal to (i) if such final distribution is not being made pursuant to the transfer to the holder of the Transferor Interest pursuant to Section 10.01(a)(i), the amount required to be distributed to Investor Certificateholders pursuant to Section 5.01 for such Distribution Date and (ii) if such final distribution is being made pursuant to such retransfer, the amount specified in
Section 10.01(a)(i). The distribution on such final Distribution Date pursuant to a retransfer pursuant to Section 10.01(a)(i) shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of the Investor Certificates. On the final Distribution Date prior to having made the distributions called for above, based upon the information set forth in the Servicing Certificate for such Distribution Date, the Trustee shall withdraw from the Collection Account and remit to the Credit Enhancer the lesser of (x) the amount available for distribution on such final Distribution Date, net of any portion thereof necessary to pay the amounts described in Section 10.01(d)(i) and (ii) and (y) the unpaid amounts due and owing to the Credit Enhancer for unpaid premiums and unreimbursed draws on the Policy, together with interest thereon as provided under the Insurance Agreement.

     (e) In the event that all of the Investor Certificateholders shall not surrender their Investor Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall on such date cause all funds in the Collection Account not distributed in final distribution to Investor Certificateholders to be withdrawn therefrom and credited to the remaining Investor Certificateholders by depositing such funds in a separate escrow account for the benefit of such Investor Certificateholders, and the holder of the Transferor Interest (if the holder of the Transferor Interest has exercised its right to transfer the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Investor Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Investor Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

     (f) Upon payment of all amounts owed under the Policy and cancellation of the Investor Certificates, the Trustee shall provide the Credit Enhancer notice of cancellation of the Investor Certificates and surrender the Policy to the Credit Enhancer.


                                   ARTICLE XI

                            Rapid Amortization Events

     Section 11.01. Rapid Amortization Events. If any one of the following events shall occur during the Managed Amortization Period:

     (a) failure on the part of the Servicer (i) to make any payment or deposit required by the terms of this Agreement on or before the date occurring three Business Days after the date such payment or deposit is required to be made herein or (ii) duly to observe or perform in any material respect the covenants of the Servicer set forth in this Agreement, which failure, in each case, materially and adversely affects the interests of the Certificateholders or the Credit Enhancer and which, in the case of clause (ii), continues unremedied and continues to affect materially and adversely the interests of the Certificateholders for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51%;

     (b) any representation or warranty made by the Servicer in this Agreement or the Sellers in the Purchase Agreement shall prove to have been incorrect in any material respect when made, as a result of which the interests of the Investor Certificateholders or the Credit Enhancer are materially and adversely affected, and shall continue to be incorrect in any material respect and continue to affect materially and adversely the interests of the Investor Certificateholders or the Credit Enhancer for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Sellers or the Servicer, as the case may be, by the Trustee, or to the Sellers, the Servicer and the Trustee by either the Credit Enhancer or the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51%; provided, however, that a Rapid Amortization Event pursuant to this subparagraph (b) shall not be deemed to have occurred hereunder if a Seller has accepted retransfer of the related Mortgage Loan or Mortgage Loans during such period (or such longer period (not to exceed an additional 60 days) as the Trustee may specify) in accordance with the provisions hereof;

     (c) any Seller or Bank One, N.A., as holder of the Transferor Interest, shall go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to any Seller or Bank One, N.A., as holder of the Transferor Interest, or of or relating to all or substantially all of such Person's property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against any Seller or Bank One, N.A., as holder of the Transferor Interest, and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; or any Seller or Bank One, N.A., as holder of the Transferor Interest, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

     (d) the Trust shall become subject to registration as an "investment company" under the Investment Company Act of 1940, as amended; or

     (e) the aggregate of all draws under the Policy exceeds 1% of the Cut-Off Date Pool Balance;

then, in the case of any event described in subparagraph (a) or (b) after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee, the Credit Enhancer or the Holders of Certificates evidencing Percentage Interests aggregating more than 51%, by notice given in writing to the holder of the Transferor Interest, the Depositor and the Servicer (and to the Trustee if given by either the Credit Enhancer or the Certificateholders) may declare that an early amortization event (a "Rapid Amortization Event") has occurred as of the date of such notice, and in the case of any event described in subparagraph (c), (d) or (e), a Rapid

Amortization Event shall occur without any notice or other action on the part of the Trustee, the Credit Enhancer or the Certificateholders, immediately upon the occurrence of such event.

     Section 11.02. Additional Rights Upon the Occurrence of Certain Events.

     (a) If Bank One, N.A., as holder of the Transferor Interest, goes into liquidation or consents to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Bank One, N.A., as holder of the Transferor Interest, or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Bank One, N.A., as holder of the Transferor Interest and such decree shall have remained in force undischarged or unstayed for a period of 30 days; or Bank One, N.A., as holder of the Transferor Interest, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (such voluntary liquidation, appointment, entering of such decree, admission, filing, making, suspension or violation or other event described above, an "Insolvency Event"), Bank One, N.A., as holder of the Transferor Interest, shall on the day of such appointment, liquidation, entering of such decree, admission, filing, making, suspension or inability, as the case may be (the "Appointment Day"), promptly give notice to the Trustee, the Servicer and the Credit Enhancer of such Insolvency Event. Within 15 days of the receipt by the Trustee of Bank One's notice of an Insolvency Event, the Trustee, upon the direction of the Credit Enhancer or of the Certificateholders representing more than 51% of the aggregate Principal Balance of the Certificates, with the consent of the Credit Enhancer shall (i) publish a notice in Authorized Newspapers that an Insolvency Event has occurred and that the Trustee intends to direct the Servicer to sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and (ii) send written notice to the Certificateholders describing the provisions of this
Section 11.02, which notice shall inform Certificateholders that unless more than 51% of all Certificateholders advise the Trustee in writing that they wish the Trustee to instruct the Servicer not to sell, dispose of or otherwise liquidate the Mortgage Loans within 90 days from the day notice pursuant to clause (i) above is first published (the "Publication Date"), the Trustee shall instruct the Servicer to proceed to sell, dispose of, or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids, and shall proceed to consummate the sale, liquidation or disposition of the Mortgage Loans as provided above with the highest bidder for the Mortgage Loans. Bank One, N.A., as holder of the Transferor Interest, shall be permitted to bid for the Mortgage Loans. The Trustee may obtain a prior determination from such conservator or receiver that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 11.01 and 11.02 shall not be deemed to be mutually exclusive.

     (b) The proceeds from the sale, disposition or liquidation of the Mortgage Loans pursuant to Section 11.02(a) shall be treated as collections on the Mortgage Loans received during the Rapid Amortization Period; provided, however, that such proceeds will, based on amounts specified in writing by the Servicer to the Trustee, first be paid to the Credit Enhancer to reimburse the Credit Enhancer for previously unreimbursed Credit Enhancement Draw Amounts and other amounts owing under the Insurance Agreement; and provided, further, that the Investor Fixed Allocation Percentage of such remaining proceeds shall be paid to Certificateholders in the following amounts and order of priority:

          (i) all accrued and unpaid interest on the Certificate Principal Balance through the Interest Period immediately preceding the Distribution Date on which such proceeds are distributed to the Certificateholders; and

          (ii) an amount of principal up to the Certificate Principal Balance.

The Policy shall cover any shortfall in the event such proceeds are insufficient to make the distributions to Certificateholders pursuant to Section 11.02(b). On the day following the Distribution Date on which such proceeds are distributed to the Certificateholders, the Trust shall terminate.

                                  ARTICLE XII

                            Miscellaneous Provisions

     Section 12.01. Amendment. This Agreement may be amended from time to time by the Servicer, the Depositor and the Trustee, in each case without the consent of any of the Investor Certificateholders, but only with the consent of the Credit Enhancer (which consent shall not be unreasonably withheld), (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, (iii) to add to the duties of the Depositor or the Servicer,
(iv) to add any other provisions with respect to matters or questions arising under this Agreement or the Policy, as the case may be, which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating organization in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Trustee, the Depositor nor the Servicer is obligated to obtain, maintain or improve any such rating), (vi) to add or amend any provisions of this Agreement to correct or cure any defective provision or ambiguity as a result of a transfer of the Transferor Interest pursuant to Section 6.05, (vii) to comply with any requirement imposed by the Code or (viii) to add any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Investor Certificateholder or the Credit Enhancer; and provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Investor Certificateholders and no opinion referred to in the preceding proviso shall be required to be delivered if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates without regard to the Policy. Notwithstanding the foregoing, any amendment pursuant to clause (viii) above shall be permissible only upon receipt of a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificateholders without regard to the Policy.

     This Agreement also may be amended from time to time by the Servicer, the Seller, the Depositor and the Trustee, and the Servicer and the Credit Enhancer may from time to time consent to the amendment of the Policy with the consent of the Holders of the Certificates evidencing Percentage Interests aggregating not less than 51%, and in the case of an amendment to this Agreement, with the consent of the Credit Enhancer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Investor Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on the Investor Certificates or distributions or payments under the Policy that are required to be made on any Investor Certificate without the consent of the Holder of such Investor Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Investor Certificates then outstanding or (iii) adversely effect in any material respect the interests of the Credit Enhancer.

     If Treasury Regulations Sections 301-7701 et. seq. are amended to permit the Trust to qualify as other than an association taxable as a corporation (if the Trust is not otherwise treated as a security device) and the Trustee receives an Officer's Investor Certificate from the Servicer of such amendment, the Trust will make an election and Section 11.02(a) shall not be given effect.

     Notwithstanding the foregoing, the Agreement may not be amended unless, in connection with such amendment, an Opinion of Counsel is furnished to the Trustee that such amendment will not (i) adversely affect the status of the Certificates as debt; (ii) result in the Trust being taxable at the entity level; or (iii) result in the Trust being classified as a taxable mortgage pool (as defined in Section 7701(i) of the Code).

     Following the execution and delivery of any such amendment hereto or to the Policy to which the Credit Enhancer was required to consent, either the holder of the Transferor Interest, if the holder of the Transferor Interest requested the amendment, or the Servicer, if the Servicer requested the amendment, shall reimburse the Credit Enhancer for the reasonable out-of-pocket costs and expenses incurred by the Credit Enhancer in connection with such amendment.

     Prior to the execution of any such amendment, the party hereto requesting any such amendment shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and fully executed original counterparts of the instruments effecting such amendment to the Credit Enhancer.

     It shall not be necessary for the consent of Certificateholders under this
Section 12.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     In executing any amendment permitted by this Section 12.01, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment is authorized or permitted hereby and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

     Section 12.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders. The Certificateholders requesting such recordation shall bear all costs and expenses of such recordation. The Trustee shall have no obligation to ascertain whether such recordation so affects the interests of the Investor Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counter-parts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 12.03. Limitation on Rights of Investor Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Investor Certificateholder shall have any right to vote (except as provided in Sections 8.01, 9.01, 9.02, 11.01 and 12.01) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall any thing herein set forth, or contained in the terms of the Investor Certificates, be construed so as to constitute the Investor Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Investor Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Investor Certificateholder with every other Investor Certificateholder and the Trustee, that no one or more Holders of Investor Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Certificateholders. For the protection and enforcement of the provisions of this Section 12.03, each and every Investor Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     By accepting its Certificate, each Certificateholder agrees that unless a Credit Enhancer Default exists, the Credit Enhancer shall have the right to exercise all rights of the Certificateholders under this Agreement without an further consent of the Certificateholders.

     Section 12.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 12.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Depositor, 100 East Broad Street, Columbus, OH 43271-0138,
Attention: Structured Finance, (b) in the case of the Servicer, Bank One, N.A., 100 East Broad Street, Columbus, OH 43271-0138, (c) in the case of the Trustee, at the Corporate Trust Office, (d) in the case of the Credit Enhancer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention:
Insured Portfolio Management, Structured Finance, (e) in the case of Moody's, Residential Loan Monitoring Group, 4th Floor, 99 Church Street, New York, New York 10007, and (f) in the case of Standard & Poor's, 55 Water Street, 40th Floor, New York, New York 10041-0003, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Investor Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Investor Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Investor Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

     Section 12.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Investor Certificates or the rights of the Holders thereof.

     Section 12.07. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.05, 7.02 and 7.04, this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Credit Enhancer and Holders of the Certificates evidencing Percentage Interests aggregating not less than 66%.

     Section 12.08. Investor Certificates Nonassessable and Fully Paid. The parties agree that the Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Investor Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that the Investor Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to
Section 2.08 or 6.02 are and shall be deemed full paid.

     Section 12.09. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Investor Certificateholders, the Investor Certificate owners, the Credit Enhancer and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

     Section 12.10. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 12.11. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 12.12. Insurance Agreement. The Trustee is authorized and directed to execute and deliver the Insurance Agreement and to perform the obligations of the Trustee thereunder.

     IN WITNESS WHEREOF, the Depositor, the Seller, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.

                                        BANC ONE ABS CORPORATION,
                                          As Depositor

                                        By   /s/ Daniel A. Long, Jr.
                                             ----------------------------------
                                             Name:    Daniel A. Long, Jr.
                                             Title:   Vice President


                                        BANK ONE, N.A.,
                                          As Servicer


                                        By   /s/ Daniel A. Long, Jr.
                                             ----------------------------------
                                             Name:    Daniel A. Long, Jr.
                                             Title:   Assistant Vice President -
                                                          Funds Management


                                        THE BANK OF NEW YORK
                                          As Trustee


                                        By   /s/ Franklin B. Austin
                                             ----------------------------------
                                             Name:    Franklin B. Austin
                                             Title:   Vice President

State of NEW YORK          )
                           )  ss.:
County of NEW YORK         )

     On the 23rd day of June, 1999 before me, a notary public in and for the State of New York, personally appeared Daniel A. Long, Jr., known to me who, being by me duly sworn, did depose and say that he is Vice President of Banc One ABS Corporation, an Ohio corporation, one of the parties that executed the foregoing instrument, and acknowledged to me that such corporation executed the within instrument.

                                                   /s/ Anita Chiu
                                                   -------------------------
                                                   Notary Public


[Notarial Seal]

State of NEW YORK          )
                           )  ss.:
County of NEW YORK         )

     On the 23rd day of June, 1999 before me, a notary public in and for the State of New York, personally appeared Daniel A. Long, Jr., known to me who, being by me duly sworn, did depose and say that he is the Assistant Vice President - Funds Management of Bank One, N.A., a national banking association, one of the parties that executed the foregoing instrument and acknowledged to me that such association executed the within instrument.

                                                   /s/ Anita Chiu
                                                   -------------------------
                                                   Notary Public


[Notarial Seal]

STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF NEW YORK         )

     On the 23rd day of June, 1999 before me, a notary public in and for the State of New York, personally appeared Franklin Austin, known to me who, being by me duly sworn, did depose and say that he is the Vice President of The Bank of New York, N.A., a national banking association, one of the parties that executed the foregoing instrument, and acknowledged to me that such association executed the within instrument.

                                                   /s/ Anita Chiu
                                                   -------------------------
                                                   Notary Public


[Notarial Seal]

                                                                       EXHIBIT A

                         [FORM OF INVESTOR CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


Original Investor Certificate Principal
Balance of this Investor Certificate          :     $________________

Certificate Rate                              :     The lesser of a per annum
                                                    rate equal to (i) the sum of
                                                    (a) LIBOR, as determined in
                                                    accordance with the Pooling
                                                    and Servicing Agreement,
                                                    plus (b) 0.26% and (ii) the
                                                    Net Funds Cap Rate, as
                                                    determined in accordance
                                                    with the Pooling and
                                                    Servicing Agreement

Initial Aggregate Investor Certificate
Principal Balance of all Investor
Certificates                                  :     $500,000,000

Percentage Interest represented
by this Investor Certificate                  :     _______%

CUSIP No.                                     :     05945LAB6

Date of Pooling and Servicing
Agreement                                     :     May 31, 1999

Certificate No.                               :     I-__

Cut-Off Date                                  :     May 31, 1999

First Distribution Date                       :     July 20, 1999

                         HELOC ASSET-BACKED CERTIFICATES
                                  SERIES 1999-1
                              INVESTOR CERTIFICATE


              evidencing a percentage interest in the distributions
                allocable to the Investor Certificates evidencing
                   an undivided interest in a Trust consisting
              primarily of a pool of adjustable rate HELOC mortgage
                                  loans sold by

                            BANC ONE ABS CORPORATION

     This Certificate does not represent an obligation of or interest in Banc One ABS Corporation (the "Depositor"), Bank One, N.A. or the Trustee referred to below or any of their affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Original Investor Certificate Principal Balance of this Certificate by the aggregate Original Investor Certificate Principal Balance of all Investor Certificates) in certain monthly distributions with respect to a Trust consisting primarily of a pool of adjustable rate home equity revolving credit line loans (the "Mortgage Loans"), transferred by the Depositor to the Trustee and serviced by Bank One, N.A. (in such capacity, the "Servicer," including any successor Servicer under the Agreement referred to below). The Trust was created pursuant to a Pooling and Servicing Agreement, dated as of May 31, 1999 (the "Agreement"), among the Depositor, the Servicer and The Bank of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     This Certificate is one of the Investor Certificates from a duly authorized issue of Certificates designated as HELOC Asset-Backed Certificates, Series 1999-1, representing, to the extent specified in the Agreement, an undivided interest in: (i) the Mortgage Loans and the proceeds thereof, (ii) property that secured a Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure, (iii) an irrevocable and unconditional limited financial guarantee insurance policy (the "Policy"), (iv) the interest of the Depositor in certain hazard insurance policies in respect of the Mortgage Loans, (v) an assignment of the Depositor's rights under the Mortgage Loan Purchase Agreement, dated as of May 31, 1999, among Bank One, N.A., Bank One, Arizona, N.A., Bank One, Colorado, N.A., Bank One, Illinois, N.A., Bank One, Indiana, N.A., Bank One, Kentucky, N.A., Bank One, Utah, N.A., and Bank One, Wisconsin (each, a "Seller," and collectively, the "Sellers") and the Depositor, as purchaser (collectively, the "Trust Assets") and (vi) certain other property described in the Agreement.

     Distributions on this Certificate will be made by the Trustee, or by the Paying Agent, if any, appointed pursuant to the Agreement, by check mailed to the Person entitled thereto as such name and address shall appear on the Certificate Register or, upon written request by such Person delivered to the Paying Agent at least five business days prior to the related Record Date, by wire transfer (but only if such Person owns of record one or more Investor Certificates having principal denominations aggregating at least $1,000,000), or by such other means of payment as such Person and the Paying Agent shall agree. Notwithstanding the above, the final distribution on this Certificate will be made after due notice to the Trustee or the Paying Agent, if one has been appointed, of the pendency of such distribution, and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose.

     Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or if such day is not a Business Day, then on the next succeeding Business Day (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day preceding such Distribution Date for so long as this Investor Certificate is registered in the name of Cede & Co. or another Depositary (as defined in the Agreement) (or if Definitive Certificates (as defined in the Agreement) have been made available, the last day of the calendar month preceding the month in which the related Distribution Date occurs) (each such date, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Investor Certificates on such Distribution Date under the terms of the Agreement. Notwithstanding the foregoing, if Definitive Certificates have become available pursuant to the Agreement, the Record Date shall be the last day of the calendar month preceding the month of such Distribution Date.

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Collection Account for payment hereunder, and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement, withdrawals from the Collection Account may be made from time to time for purposes other than distributions to the Investor Certificateholders and, subject to certain conditions in the Agreement, Mortgage Loans may be removed from the Trust and transferred to the Holder of the Transferor Interest (as defined in the Agreement).

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     It is the intention of the Transferor, the Depositor and the Investor Certificateholders that the Investor Certificates will be indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Depositor, the Trustee and the Holder of this Certificate (or Certificate Owner) by acceptance of this Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest herein) agrees to treat the Investor Certificates (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness secured by the Trust Assets and to report the transactions contemplated by the Agreement on all applicable tax returns in a manner consistent with such treatment. Each Holder of this Certificate agrees that it will cause any Certificate Owner acquiring an interest in this Certificate through it to comply with the

Agreement as to treatment as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Servicer, the Depositor and the Trustee, and the rights of the Certificateholders under the Agreement, at any time by the Servicer, the Depositor and the Trustee with the consent (i) of the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51% and
(ii) of the Credit Enhancer. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor and in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Investor Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Certificate Registrar for such purpose, accompanied by a written instrument of transfer in form satisfactory to the Servicer, the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations, if applicable, and evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of a like tenor in authorized denominations (in the case of Investor Certificates) and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee, the Servicer, the Depositor, the Credit Enhancer, and the Certificate Registrar and any agent of the foregoing may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Servicer, the Depositor, the Credit Enhancer, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon distribution to the Certificateholders, or provision therefor, of the amount required to be so distributed in accordance with the Agreement upon the later of (i) payment in full of all amounts owing to the Credit Enhancer and (ii) the earliest of (a) the transfer, under the conditions specified in the Agreement, to the Holder of the Transferor Interest (as defined in the Agreement) of all property acquired in respect of any Mortgage Loan remaining in the Trust, (b) the day following the Distribution Date on which distributions reduce the Investor Certificate Principal Balance to zero, (c) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or (d) the Distribution Date in July 2020. The Transferor may effect an early retirement of the Certificates by paying the retransfer price and accepting retransfer of the Trust Assets pursuant to the terms of the Agreement on any

Distribution Date after the Investor Certificate Principal Balance is less than or equal to 5% of the Original Investor Certificate Principal Balance; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of certain persons named in the Agreement. Upon retirement of the Certificates in accordance with Section 10.01 of the Agreement, the Trustee shall execute such documents and instruments of transfer presented by the Transferor and take such other actions as the Transferor may reasonably request to effect the retransfer of the Mortgage Loans to the Transferor.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual or facsimile signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                           THE BANK OF NEW YORK,
                                           not in its individual capacity, but
                                           solely as Trustee on behalf of the
                                           Trust


                                           By:  ________________________________


Certificate of Authentication:

This is one of the Investor Certificates referenced in the within-mentioned
Agreement.


By:  _____________________________
        Authorized Officer

                                                                       EXHIBIT B


                        [FORM OF TRANSFEROR CERTIFICATE]



THIS TRANSFEROR CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.05 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. NEITHER THIS TRANSFEROR CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE
EITHER: (A) A REPRESENTATION LETTER TO THE EFFECT THAT (i) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A PERSON ACTING ON BEHALF OF, OR WITH "PLAN ASSETS" OF, ANY SUCH PLAN, OR (ii) SUCH TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING THIS TRANSFEROR CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 95-60 OR (B) IN THE CASE OF ANY TRANSFEROR CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE, A TRUSTEE OF ANY SUCH PLAN, OR A PERSON USING "PLAN ASSETS" OF ANY SUCH PLAN, AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.05(d) OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Date of Pooling and
Servicing Agreement           :                May 31, 1999

Certificate No.               :                T-1

Cut-Off Date                  :                May 31, 1999

First Distribution Date       :                July 20, 1999

Percentage Interest:          :                100%


                         HELOC ASSET-BACKED CERTIFICATES
                                  SERIES 1999-1
                             TRANSFEROR CERTIFICATE


              evidencing a percentage interest in the distributions
                 allocable to the Transferor Interest evidencing
                   an undivided interest in a Trust consisting
              primarily of a pool of adjustable rate HELOC mortgage
                                  loans sold by

                            BANC ONE ABS CORPORATION


     This Transferor Certificate does not represent an obligation of or interest in Banc One ABS Corporation (the "Depositor"), Bank One, N.A. or the Trustee referred to below or any of their affiliates. Neither this Transferor Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that Bank One, N.A. is the registered owner of the Percentage Interest evidenced by this Transferor Certificate in the interest allocated to the Transferor Interest with respect to a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans"), transferred by the Depositor to the Trustee and serviced by Bank One, N.A. (in such capacity, the "Servicer," including any successor Servicer under the Agreement referred to below). The Trust was created pursuant to a Pooling and Servicing Agreement, dated as of May 31, 1999 (the "Agreement"), among the Depositor, the Servicer and The Bank of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Transferor Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Transferor Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

     This Transferor Certificate is one of the Transferor Certificates from a duly authorized issue of Certificates designated as HELOC Asset-Backed Certificates, Series 1999-1, representing, to the extent specified in the Agreement, an undivided interest in: (i) the Mortgage Loans and the proceeds thereof, (ii) such other assets as shall from time to time be deposited in the Collection Account in accordance with the Agreement, (iii) property that secured a Mortgage Loan and that has become REO, (iv) the interest of the Depositor in certain hazard insurance policies in respect of the Mortgage Loans, and (v) an assignment of the Depositor's rights under the Mortgage Loan Purchase Agreement, dated as of June 23, 1999, among Bank One, N.A., Bank One, Arizona, N.A., Bank One, Colorado, N.A., Bank One, Illinois, N.A., Bank One, Indiana, N.A., Bank One, Kentucky, N.A., Bank One, Utah, N.A., and Bank One, Wisconsin (each, a "Seller," and collectively, the "Sellers") and the Depositor, as purchaser (collectively, the "Trust Assets").

     The Transferor Certificates are limited in right of payment to certain payments on and collections in respect of the Trust Assets, all as more specifically set forth in the Agreement. The holder of the Transferor Certificate, by its acceptance of this Transferor Certificate, agrees that it will look solely to the funds on deposit in the Collection Account for payment hereunder, and that the Trustee in its individual capacity is not personally liable to the holders of the Transferor Certificate, for any amount payable under this Transferor Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Transferor Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Servicer, the Depositor and the Trustee, and the rights of the holders of the Transferor Certificate under the Agreement, at any time by the Servicer, the Depositor and the Trustee with the consent (i) of the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51% and
(ii) of the Credit Enhancer. Any such consent shall be conclusive and binding on the holder of this Transferor Certificate and upon all future holders of this Transferor Certificate and of any Transferor Certificate issued upon the transfer hereof or in exchange herefor and in lieu hereof whether or not notation of such consent is made upon this Transferor Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Investor Certificates.

     No transfer of this Transferor Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with said Act and laws. There shall be delivered to the Trustee either (i) an investment letter acceptable to and in form and substance satisfactory to the Trustee certifying to the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or (ii) if such investment letter is not delivered, a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Act, which Opinion of Counsel shall not be an expense of the Trust or the Depositor. The holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     As provided in the Agreement and subject to certain limitations set forth herein, and subject to the restrictions set forth on the first page hereof, neither this Transferor Certificate nor any legal or beneficial interest herein may be, directly or indirectly, purchased, transferred, sold, pledged, assigned or otherwise disposed of, and any proposed transferee hereof shall not become the registered holder hereof, without the satisfaction of the conditions set forth in Section 6.05 of the Agreement.

     This Transferor Certificate and any interest therein shall not be transferred except upon satisfaction of the following conditions precedent: (i) the Person that acquires a Transferor Certificate shall (A) be organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, (B) expressly assume, by an agreement supplemental to the Agreement, executed and delivered to the Trustee, the performance of every covenant and obligation of the holder of the Transferor Interest under the Agreement and (C) as part of its acquisition of a Transferor Certificate, acquire all rights of the holder of the Transferor Interest or any transferee under Section 6.05(c) of the Agreement to amounts payable to such holder of the Transferor Interest or such transferee under Sections 5.01(a)(xii) and 5.01(g) of the Agreement; (ii) the holder of the Transferor Certificate shall deliver to the Trustee an Officer's Certificate stating that such transfer and such supplemental agreement comply with Section 6.05(c) of the Agreement and that all conditions precedent provided by subsection 6.05(c) of the Agreement have been complied with and an Opinion of Counsel stating that all conditions precedent provided by subsection 6.05(c) of the Agreement have been complied with, and the Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying; (iii) the holder of the Transferor Certificate shall deliver to the Trustee a letter indicating that each Rating Agency and the Credit Enhancer have been notified of such transfer; (iv) the transferee of the Transferor Certificate shall deliver to the Trustee an Opinion of Counsel to the effect that (a) such transfer will not adversely affect the treatment of the Investor Certificates after such transfer as debt for federal and applicable state income tax purposes, (b) such transfer will not result in the Trust being subject to tax at the entity level for federal or applicable state tax purposes,
(c) such transfer will not have any material adverse impact on the federal or applicable state income taxation of an Investor Certificateholder or any Certificate Owner and (d) such transfer will not result in the arrangement created by the Agreement or any "portion" of the Trust, being treated as a taxable mortgage pool as defined in Section 7701(i) of the Code; and (v) all filings and other actions necessary to continue the perfection of the interest of the Trust in the Mortgage Loans and the other property conveyed hereunder shall have been taken or made. Notwithstanding the foregoing, the requirement set forth in subclause (i)(A) of Section 6.05(c) of the Agreement shall not apply in the event the Trustee shall have received a letter from each Rating Agency confirming that its rating of the Investor Certificates, after giving effect to a proposed transfer to a Person that does not meet the requirement set forth in subclause (i)(A), shall not be reduced or withdrawn. Notwithstanding the foregoing, the requirements set forth in this paragraph shall not apply to the initial issuance of the Transferor Certificate to the Transferor.

     No service charge shall be made for any such registration of Transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee, the Servicer, the Sellers, the Depositor, the Credit Enhancer, and the Certificate Registrar and any agent of the foregoing may treat the Person in whose name this Transferor Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Servicer, the Sellers, the Depositor, the Credit Enhancer, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon distribution to the Certificateholders, or provision therefor, of the amount required to be so distributed in accordance with the Agreement upon the later of (i) payment in full of all amounts owing to the Credit Enhancer and (ii) the earliest of (a) the transfer, under the conditions specified in the Agreement, to the holder of the Transferor Interest of all property acquired in respect of any Mortgage Loan remaining in the Trust,
(b) the day following the Distribution Date on which distributions reduce the Investor Certificate Principal Balance to zero, (c) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or (d) the Distribution Date in July 2020. The holder of the Transferor Interest may effect an early retirement of the Investor Certificates by paying the retransfer price and accepting retransfer of the Trust Assets pursuant to the terms of the Agreement on any Distribution Date after the Investor Certificate Principal Balance is less than or equal to 5% of the Original Investor Certificate Principal Balance; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of certain persons named in the Agreement. Upon retirement of the Certificates in accordance with Section 10.01 of the Agreement, the Trustee shall execute such documents and instruments of transfer presented by the holder of the Transferor Certificate and take such other actions as the holder of the Transferor Interest may reasonably request to effect the retransfer of the Mortgage Loans to it.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual or facsimile signature, this Transferor Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                            THE BANK OF NEW YORK,
                                            not in its individual capacity, but
                                            solely as Trustee on behalf of the
                                            Trust


                                            By:  ____________________________


Certificate of Authentication:

This is one of the Transferor Certificates referenced in the within-mentioned
Agreement.


By:  _____________________________
        Authorized Officer

                                                                       EXHIBIT C


                             MORTGAGE LOAN SCHEDULE

                                                                       EXHIBIT D


                           [LETTER OF REPRESENTATIONS]

                                                                       EXHIBIT E


                    FORM OF INVESTMENT LETTER [NON-RULE 144A]
                             FOR TRANSFEROR INTEREST

                                                                           Date:

Banc One ABS Corporation,
  as Depositor
[Address]

The Bank of New York,
  as Trustee
101 Barclay Street, 12th Floor
New York, New York  10286

       Re:   Banc One ABS Corporation;
             Banc One HELOC Trust 1999-1
             HELOC Asset-Backed Certificates, Series 1999-1, Transferor Interest
             -------------------------------------------------------------------

Ladies and Gentlemen:

     This letter (the "Investment Letter") is delivered by the undersigned (the "Transferee") pursuant to the Pooling and Servicing Agreement, dated as of May 31, 1999 (the "Pooling and Servicing Agreement"), among Banc One ABS Corporation, as Depositor, Bank One, N.A., as Servicer, and The Bank of New York, as Trustee. Capitalized terms used herein without definition shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee represents to the Depositor as follows:

     (i) The Transferee is authorized to enter into the supplemental agreement delivered pursuant to Section 6.05(c) of the Pooling and Servicing Agreement, and to perform its obligations thereunder and to consummate the transactions contemplated thereby;

     (ii) The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferor Interest and the Transferee is able to bear the economic risk of such investment;

     (iii) The Transferee has reviewed the Pooling and Servicing Agreement (including the exhibits thereto) and related documents and has had the opportunity to perform due diligence with respect thereto and to ask questions of and receive answers from the Depositor and its representatives concerning, among other things, the Transferor Interest;

     (iv) The Transferee is the sole party in interest and is not acquiring the Transferor Interest as an agent or otherwise for any other person;

     (v) The Transferee is an "accredited investor" as defined in Rule 501, promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Transferee understands that the Transferor Interest has not been and will not be registered under the Act, and has not and will not be registered or qualified under any applicable "blue sky" law, and that the offering and sale of the Transferor Interest has not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body;

     (vi) The Transferee is acquiring the Transferor Interest without a view to any distribution, resale or other transfer thereof. The Transferee will not resell, transfer or otherwise dispose of the Transferor Interest or any portion thereof, except (A) with a letter from the buyer or transferee thereof in substantially the form hereof and (B) (i) pursuant to an effective registration statement under the Act; (ii) in a transaction exempt from the registration requirements of the Act; (iii) to any affiliate of the Depositor; (iv) to a person whom the Transferee reasonably believes is a qualified institutional buyer (within the meaning thereof in Rule 144A under the Act) that is aware that the sale or other transfer is being made in reliance upon Rule 144A; or (v) pursuant to Regulation S under the Act. In connection therewith, the Transferee hereby agrees that it will not resell, transfer or otherwise dispose of the Transferor Interest or any portion thereof except as provided herein, unless the purchaser thereof provides to the addressees hereof an opinion of counsel to the effect that such purchase is in compliance with the registration provisions of the federal securities laws and any applicable provisions under state securities law or pursuant to an available exemption from such provisions;

     (vii) This Investment Letter has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligations of the Transferee, enforceable against the Transferee in accordance with its terms, except as such enforceability may be limited by receivership, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity;

     (viii) Notwithstanding anything to the contrary contained herein, in no event shall any interest in the Transferor Interest be sold or transferred to an employee benefit or other plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986 (the "Code"), or to a person acting on behalf of, or with "plan assets" of, any such plan. The Transferee hereby covenants with you that by its acceptance thereof, it represents and warrants that:

          (A) the Transferee is not an employee benefit or other plan subject to
     Section 406 of ERISA or Section 4975 of the Code or a person acting on behalf of, or with "plan assets" of, any such plan; or

          (B) if the Transferee is an insurance company, it is purchasing the Transferor Interest with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")), and the purchase and holding of the Transferor Interest are eligible for the exemptive relief available under PTCE 95-60; or

          (C) if the Transferee is an employee benefit or other plan subject to ERISA or Section 4975 of the Code or a trustee of any such plan, the Transferee has provided to the Trustee an Opinion of Counsel to the effect that such purchase or holding of the Transferor Interest will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement; and

     (ix) The Transferee understands that each Transferor Certificate will bear a legend to substantially the following effect:

         THIS TRANSFEROR CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF
         SECTION 6.05 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. NEITHER THIS TRANSFEROR CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER: (A) A REPRESENTATION LETTER TO THE EFFECT THAT (i) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
         SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A PERSON ACTING ON BEHALF OF, OR WITH "PLAN ASSETS" OF, ANY SUCH PLAN, OR (ii) SUCH TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING THIS TRANSFEROR CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 95-60 OR (B) IN THE CASE OF ANY TRANSFEROR CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE, A TRUSTEE OF ANY SUCH PLAN, OR A PERSON USING "PLAN ASSETS" OF ANY SUCH PLAN, AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.05(d) OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

     (x) The Transferee agrees that in selling the Transferor Interest or any portion thereof purchased pursuant hereto as permitted under clause (v) above, it will comply with the applicable requirements of the Act, and of the Securities and Exchange Act of 1934, as amended, and with the requirements set forth by the National Association of Securities Dealers.



                                               Very truly yours,


                                               _______________________________,
                                               as Transferee

                                          By:  ________________________________
                                                 Name:
                                                 Title:

                       FORM OF INVESTMENT LETTER RULE 144A
                             FOR TRANSFEROR INTEREST

                                                                           Date:

Banc One ABS Corporation,
  as Depositor
[Address]

The Bank of New York,
  as Trustee
101 Barclay Street, 12th Floor
New York, New York  10286

        Re:  Banc One ABS Corporation;
             Banc One HELOC Trust 1999-1
             HELOC Asset-Backed Certificates, Series 1999-1, Transferor Interest
             -------------------------------------------------------------------

Ladies and Gentlemen:

     This letter (the "Investment Letter") is delivered by the undersigned (the "Transferee") pursuant to the Pooling and Servicing Agreement, dated as of May 31, 1999 (the "Pooling and Servicing Agreement"), among Banc One ABS Corporation, as Depositor, Bank One, N.A., as Servicer, and The Bank of New York, as Trustee. Capitalized terms used herein without definition shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee represents to the Depositor as follows:

     (i) The Transferee is authorized to enter into the supplemental agreement delivered pursuant to Section 6.05(c) of the Pooling and Servicing Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby;

     (ii) The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferor Interest and the Transferee is able to bear the economic risk of such investment;

     (iii) The Transferee has reviewed the Pooling and Servicing Agreement (including the exhibits thereto) and related documents and has had the opportunity to perform due diligence with respect thereto and to ask questions of and receive answers from the Depositor and its representatives concerning, among other things, the Transferor Interest;

     (iv) The Transferee is the sole party in interest and is not acquiring the Transferor Interest as an agent or otherwise for any other person;

     (v) The Transferee represents and warrants that it understands that the Transferor Interest (i) has not been and will not be registered under the Securities Act of 1933, as amended (the "Act"), or any state or other applicable securities laws, and (ii) is being offered only in a transaction not involving a public offering within the meaning of the Act and may not be offered, sold or otherwise transferred unless registered pursuant to, or exempt from registration under, the Act and any other applicable securities law;

     (vi) The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A of the Act. The Transferee is aware that the sale to it of the Transferor Interest is being made in reliance on Rule 144A, and the Transferee is acquiring the Transferor Interest for its own account or for resale pursuant to Rule 144A. The Transferee represents, warrants and covenants that it will not offer, sell, convey, assign, hypothecate, pledge, participate or otherwise transfer (each, a "Transfer") the Transferor Interest or any portion thereof at any time except (i) to the Depositor or (ii) pursuant to Rule 144A to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A purchasing for its own account, in accordance with Rule 144A, whom the seller has informed that the Transfer is being made in reliance on Rule 144A;

     (vii) This Investment Letter has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligations of the Transferee, enforceable against the Transferee in accordance with its terms, except as such enforceability may be limited by receivership, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity;

     (viii) Notwithstanding anything to the contrary contained herein, in no event shall any interest in the Transferor Interest be sold or transferred to an employee benefit or other plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986 (the "Code"), or to a person acting on behalf of, or with "plan assets" of, any such plan. The Transferee hereby covenants with you that by its acceptance thereof, it represents and warrants that:

          (A) the Transferee is not an employee benefit or other plan subject to
     Section 406 of ERISA or Section 4975 of the Code or a person acting on behalf of, or with "plan assets" of, any such plan; or

          (B) if the Transferee is an insurance company, it is purchasing the Transferor Interest with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")), and the purchase and holding of the Transferor Interest are eligible for the exemptive relief available under PTCE 95-60; or

          (C) if the Transferee is an employee benefit or other plan subject to ERISA or Section 4975 of the Code or a trustee of any such plan, the Transferee has provided to the Trustee an Opinion of Counsel to the effect that such purchase or holding of the Transferor Interest will not constitute or result in a non-exempt prohibited transaction under ERISA or
     Section 4975 of the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement;

     (ix) The Transferee understands that each Transferor Certificate will bear a legend to substantially the following effect:

          THIS TRANSFEROR CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE

          EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.05 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. NEITHER THIS TRANSFEROR CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER: (A) A REPRESENTATION LETTER TO THE EFFECT THAT (i) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
          SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A PERSON ACTING ON BEHALF OF, OR WITH "PLAN ASSETS" OF, ANY SUCH PLAN, OR (ii) SUCH TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING THIS TRANSFEROR CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN
          SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 95-60 OR (B) IN THE CASE OF ANY TRANSFEROR CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE, A TRUSTEE OF ANY SUCH PLAN, OR A PERSON USING "PLAN ASSETS" OF ANY SUCH PLAN, AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.05(d) OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

     (x) The Transferee agrees that in selling the Transferor Interest or any portion thereof purchased pursuant hereto as permitted under clause (v) above, it will comply with the applicable requirements of the Act, and of the Securities and Exchange Act of 1934, as amended, and with the requirements set forth by the National Association of Securities Dealers.

                                                Very truly yours,


                                                _______________________________,
                                                as Transferee

                                           By:  ________________________________
                                                  Name:
                                                  Title:

                                                                       EXHIBIT F


                        REQUEST FOR RELEASE OF DOCUMENTS

                                                                          [DATE]

The Bank of New York,
  as  Trustee
101 Barclay Street, 12th Floor
New York, New York  10286

         Re:      Banc One ABS Corporation
                  Banc One HELOC Trust 1999-1
                  HELOC Asset-Backed Certificates, Series 1999-1
                  ----------------------------------------------

Ladies and Gentlemen:

     In connection with the administration of the Mortgage Loans held by you as Trustee under the Pooling and Servicing Agreement, dated as of May 31, 1999, among Banc One ABS Corporation, as Depositor, Bank One, N.A., as Servicer, and you, as Trustee (the "Agreement"), we hereby request a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Loan No.:

Reason for Requesting File:

_____________       1.   Mortgage Loan paid in full. (The Servicer hereby
                         certifies that all amounts received in connection with the payment in full of the Mortgage Loan which are required to be deposited in the Collection Account pursuant to Section 3.02 of the Agreement have been so deposited.)

_____________       2.   Retransfer of the Mortgage Loan. (The Servicer hereby
                         certifies that the Transfer Deposit Amount has been deposited in the Collection Account pursuant to the Agreement.)

_____________       3.   The Mortgage Loan is being foreclosed.

_____________       4.   The Home Equity Loan is being re-financed by another
                         depository institution. (The Servicer hereby certifies that all amounts received in connection with the payment in full of the Mortgage Loan which are required to be deposited in the

                        Collection Account pursuant to Section 3.02 of the Agreement have been so deposited.)

_____________       5.  Other (Describe).


     The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Agreement and will promptly be returned to the Trustee when the need therefore by the Servicer no longer exists unless the Mortgage Loan has been liquidated.

     Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.


                                                  BANK ONE, N.A.


                                                  By: ______________________
                                                      Name:
                                                      Title: Servicing Officer



                                       F-2